                                                                    Exhibit 10.3

                                    RESTATED

                        GAS SALE AND PURCHASE AGREEMENT

                                 March 18, 1991
--------------------------------------------------------------------------------

                        PROJECT ORANGE ASSOCIATES, L.P.

                                     Buyer

                                   -  and  -

                                  NORANDA INC.

                                     Seller

                                   -  and  -

                        CANADIAN HUNTER EXPLORATION LTD.

                                     Agent

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----

     ARTICLE 1 - DEFINITIONS
         1.1     Definitions.............................................................................3

     ARTICLE 2 - QUANTITIES
         2.1     Purchased Quantity.....................................................................15
         2.2     Source.................................................................................15
         2.3     Maximum Quantity.......................................................................17
         2.4     Delivery...............................................................................18
         2.5     Daily Schedule.........................................................................20
         2.6     Monthly Estimates......................................................................21



                                                                                                      Page
                                                                                                      ----
     ARTICLE 3 - PRICING
         3.1     General................................................................................21
         3.2     For Production, etc. Costs.............................................................21
         3.3     For 16th Contract Year et seq..........................................................22
         3.4     For Royalties..........................................................................24
         3.5     For Transportation.....................................................................26
         3.6     Import and Export Taxes................................................................27
         3.7     Deferral of Payments...................................................................27
         3.8     Fuel Gas for Transportation............................................................35

     ARTICLE 4 - POINT OF DELIVERY
         4.1     Point of Delivery......................................................................36
         4.2     Additional Points of Delivery..........................................................37

     ARTICLE 5 - MEASUREMENT AND QUALITY
         5.1     Measurement............................................................................37
         5.2     Quality................................................................................37
         5.3     Quantities Resold......................................................................38

     ARTICLE 6 EFFECTIVE DATE AND TERM
         6.1     Effective Date.........................................................................38
         6.2     Term...................................................................................38

     ARTICLE 7 - REGULATORY REQUIREMENTS
         7.1     Conditions.............................................................................39

     ARTICLE 8 - PAYMENT
         8.1     Payment................................................................................40
         8.2     Officer's Certificate..................................................................40
         8.3     Monthly Statement......................................................................41
         8.4     Statements to Third Parties............................................................42
         8.5     Payment of Taxes.......................................................................42
         8.6     Records and Financial Statements.......................................................43
         8.7     Exception to Amount Billed.............................................................44
         8.8     Failure to Pay.........................................................................44
         8.9     Delay in Statement.....................................................................44
         8.10    Overcharges............................................................................44





                                                                                                      Page
                                                                                                      ----
     ARTICLE 9 - FORCE MAJEURE
         9.1     Effect.................................................................................45
         9.2     Seller's Obligations...................................................................46
         9.3     Failure to Deliver.....................................................................46
         9.4     Buyer's Right to Terminate after 150 Days..............................................48
         9.5     Buyer's Right to Terminate after 60 Days...............................................49
         9.6     Notice of Termination..................................................................49
         9.7     Repayment by Seller....................................................................49
         9.8     Definition.............................................................................51
         9.9     Lack of Funds..........................................................................53
         9.10    Labour Disputes........................................................................53

     ARTICLE 10 - TRANSPORTATION
         10.1    To Point(s) of Delivery................................................................53
         10.2    From Point(s) of Delivery..............................................................54
         10.3    Form and Substance of Contracts........................................................54
         10.4    Obligations............................................................................54
         10.5    Execution of Contracts.................................................................55
         10.6    Use of Transportation by Seller........................................................55

     ARTICLE 11 - TERMINATION
         11.1    Rights to Terminate....................................................................56

     ARTICLE 12 - DEFAULT
         12.1    Default by Seller......................................................................56
         12.2    Default by Buyer.......................................................................64

     ARTICLE 13 - INDEMNIFICATION
         13.1    By Seller..............................................................................66
         13.2    By Buyer...............................................................................67

     ARTICLE 14 - MISCELLANEOUS COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLER
         14.1    Mortgages, etc.........................................................................67
         14.2    Title..................................................................................69
         14.3    Financial Statements...................................................................69
         14.4    Adverse Change.........................................................................70
         14.5    Execution and Delivery.................................................................70
         14.6    Right and Authority....................................................................71


                                                                                                      Page
                                                                                                      ----
     ARTICLE 15 - MARKETING
         15.1    Sales to Third Parties by Seller.......................................................71
         15.2    Commencement of Contract Year..........................................................72
         15.3    Proceeds of Sales to Third Parties.....................................................72
         15.4    Statements re Seller's Sales...........................................................73
         15.5    Adjustments............................................................................73
         15.6    Sales to Third Parties by Buyer........................................................73
         15.7    Statements re Buyer's Sales............................................................75

     ARTICLE 16 ARBITRATION
         16.1    Arbitration............................................................................76

     ARTICLE 17 - MISCELLANEOUS
         17.1    Entire Agreement; Amendments...........................................................78
         17.2    Enurement..............................................................................78
         17.3    Rights and Remedies....................................................................79
         17.4    Waiver.................................................................................79
         17.5    Captions...............................................................................80
         17.6    Notices................................................................................80
         17.7    Change of Address......................................................................81
         17.8    Severability...........................................................................81
         17.9    Currency...............................................................................81
         17.10   Time...................................................................................82
         17.11   Exhibits...............................................................................82


                                    RESTATED

                        GAS SALE AND PURCHASE AGREEMENT
                        -------------------------------

     THIS AGREEMENT restates as of the 18th day of March, 1991 that certain Gas Sales and Purchase Agreement made and entered into as of the 8th day of December, 1987, by and between GAS ALTERNATIVE SYSTEMS, INC., a New York corporation, to whom PROJECT ORANGE ASSOCIATES, L.P., a Delaware limited partnership (hereinafter referred to as "Buyer"), is the successor by assignment, and NORANDA INC., an Ontario corporation (hereinafter referred to as "Seller"), as heretofore amended by the following agreements and as hereby amended:

(a) Assignment and Assumption Agreement dated as of December 29, 1987 by and between GAS ALTERNATIVE SYSTEMS, INC. and G.A.S. ORANGE DEVELOPMENT, INC., a New York corporation (hereinafter referred to as "G.A.S.");

(b) Amendment to Gas Sales and Purchase Agreement made and entered into on August 18, 1988 between G.A.S. and Seller;

(c) Amendment to Gas Sales and Purchase Agreement made and entered into on October 11, 1988 by and between G.A.S. and Seller;

(d) Assignment and Assumption Agreement dated as of November 16, 1988 by and between G.A.S. and Buyer;

(e) Amendment to Gas Sales and Purchase Agreement made and entered into as of January 11, 1989 between G.A.S. and Seller;

(f) Amendment to Gas Sales and Purchase Agreement made and entered into as of May 11, 1989 between G.A.S. and Seller;

(g) Amendment to Gas Sales and Purchase Agreement made and entered into as of August 1, 1989 between G.A.S. and Seller; and

(h) Amendment to Gas Sales and Purchase Agreement made and entered into as of November 1, 1989 between Buyer and Seller.

     WITNESSETH:

     WHEREAS Seller has and will have quantities of natural gas, herein specified, which can and will be made available to Buyer;

     AND WHEREAS Buyer has or will have certain cogeneration facilities which can and will use the quantities of natural gas, herein specified, and Buyer desires to purchase and accept such quantities from Seller;

     AND WHEREAS CANADIAN HUNTER EXPLORATION LTD., an Alberta corporation (hereinafter referred to as "CHEL"), is Seller's wholly-owned subsidiary and has acted and will in all respects continue to act as Seller's authorized agent in all matters affecting or relating to this Agreement, unless and until Seller otherwise notifies Buyer pursuant to this Agreement, and CHEL has executed this Agreement for the purpose of acknowledging its role as Seller's authorized agent;

     NOW THEREFORE in consideration of the mutual agreements, covenants and conditions herein contained, Seller and Buyer hereby agree as follows.

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

1.1  Definitions
     -----------

     When used in this Agreement, whether in the singular or the plural, the following words and terms shall have the following meanings:

(a)  Account Balance:  on any particular Day, the total of all funds held in the
     ---------------
     Deferral Account;

(b)  Accumulated Deposit Deficiency:  on any particular Day, the amount by which
     ------------------------------

          (x) the aggregate of (1) all Quarterly Deductions theretofore made and (2) all interest accrued pursuant to subsection 3.7(c) minus (3) all withdrawals and payments from the Deferral Account, exceeds

          (y)  the Account Balance;

(c)  Accumulated Payment Deficiency:  on any particular Day,
     ------------------------------

          (x) the aggregate of all amounts required to be paid by Buyer to Seller pursuant to each of subsections 3.7(f), (g) and (h), but not paid when due, less

          (y) the aggregate of (1) all payments theretofore made by Buyer to Seller pursuant to each of subsections 3.7(j) and (l) and (2) all reductions effected by Seller pursuant to subsections 3.7(l) and (o) (where Buyer has not made a payment contemplated in subsection 3.7(l) or 12.2(a));

(d)  Bank:  Algemene Bank Nederland N.V. as agent, or such other bank as shall
     ----
     from time to time be designated as agent for the primary lender of the Senior Debt;

(e)  Btu:  one (1) British Thermal Unit, being the amount of energy required to
     ---
     raise the temperature of one (1) pound of water one degree (1 degree) Fahrenheit at sixty degrees (60 degrees) Fahrenheit, or the volume of natural gas having the said amount of energy;

(f)  Business Day:  each Monday, Tuesday, Wednesday, Thursday and Friday which
     ------------
     is not a legal holiday in the State of New York or the Province of Alberta or, for the purposes of determining the Libor Rate, in England;

(g)  Buyer's Facilities:  those cogeneration and related facilities (including
     ------------------
     any facilities for the transportation or storage of natural gas) to be constructed by Buyer at or near Syracuse, New York and to be used by Buyer in the production of both thermal energy for use by Syracuse University and electricity for use by Niagara Mohawk Power Corporation;

(h)  Consumed Amount:  at any particular time, the aggregate number of MMBtu's
     ---------------
     of natural gas:

          (i) theretofore actually delivered hereunder by Seller to Buyer at the Point(s) of Delivery;

          (ii) theretofore resold by Buyer pursuant to sections 2.4(c) and 9.3(b);

         (iii) constituting natural gas theretofore sold and delivered hereunder pursuant to subsection 3.8(d);

          (iv) theretofore sold by Seller pursuant to sections 9.3(c) and 15.1;

          (v) theretofore added to and deemed to form part of the Consumed Amount pursuant to subsection 12.1(c);

          (vi) theretofore exchanged by Buyer pursuant to section 15.6; and

         (vii) which is the quotient of (x) the amount of each refund (made at the option of the Buyer pursuant to subclause 9.3(a)) of a portion of the lump-sum payment made under section 8.1 divided by
               (y) $0.73333, in respect of each such refund theretofore made;

(i)  Contract Year:  the first Contract Year shall be the period beginning at
     -------------
     the beginning of the Initial Delivery Day through and including the last Day of the Month in which the Initial Delivery Day occurs and continuing for a period of twelve (12) consecutive Months thereafter; the second Contract Year and each successive Contract Year except the final Contract Year shall be the period of twelve (12) consecutive Months commencing with the end of the preceding Contract Year; and the final Contract Year shall be a period of eleven (11) consecutive months commencing with the end of the penultimate Contract Year plus the period if any from the first Day of the twelfth consecutive Month until immediately prior to the beginning of the Day on which the twentieth (20th) anniversary of the Initial Delivery Day falls;

(j)  Day:  the 24 hour period commencing at 7:00 a.m. (Eastern Standard Time) on
     ---
     one calendar day and ending at 7:00 a.m. (Eastern Standard Time) on the following calendar day;

(k)  Debt Repayment Date:  each quarterly date on which all or part of the
     -------------------
     principal of the Senior Debt is to be repaid in accordance with the Senior Debt Documents and, if all Senior Debt is repaid, each March 31, June 30, September 30 and December 31 in each calendar year;

(l)  Debt Repayment Period:  with respect to the first Debt Repayment Date, the
     ---------------------
     period since the Initial Delivery Date and with respect to each subsequent Debt Repayment Date, the period elapsed since the immediately preceding Debt Repayment Date;

(m)  Deferral Account:  the account established for the purposes of section 3.7
     ----------------
     in Buyer's name at the Bank;

(n)  Deferral Balance:  on any particular Day,
     ----------------

          (x)  the aggregate (1) of all Quarterly Deductions theretofore made
          (2) all interest accrued pursuant to subsection 3.7(c) (other than interest which has theretofore become part of the Accumulated Payment Deficiency) and (3) the Accumulated Payment Deficiency, less

          (y) the aggregate of (1) all payments theretofore made by Buyer to Seller pursuant to each of subclauses 3.7(f), (g), (h) and (l) (other than payment made in reduction of the Accumulated Payment Deficiency) and (2) all reductions made by Seller pursuant to subsections 3.7(l) and (o) (where Buyer has not made a payment or deposit as contemplated in subsection 3.7(l) or 12.2(a));

(o)  Deferral Ratio:  on any particular Day, the quotient obtained by dividing
     --------------
     (x) the Deferral Balance by (y) the Entitlement Value;

(p)  Deferred Payment:  $470,000 or such lesser amount as is contemplated in the
     ----------------
     first sentence of subsection 3.7(e);

(q)  Entitlement Value:  the product obtained by multiplying (x) the Unconsumed
     -----------------
     Entitlement by (y) $0.73333;

(r)  Financial Statements:  the balance sheet of Buyer as at the end of the
     --------------------
     particular financial year and statements of income, retained earnings, changes in financial position and New Cash Flow for such year, prepared in accordance with generally accepted accounting principles consistently applied, stating in comparative form and on a consistent basis (except where noted and quantified) the respective figures as at the end of and for the previous year;

(s)  Fuel Gas:  natural gas for compressor fuel to transport natural gas to be
     --------
     sold and delivered hereunder to Buyer from the place of production to the Point(s) of Delivery;

(t)  Initial Delivery Day:  the day of initial deliveries of natural gas by
     --------------------
     Seller to Buyer or to one or more third parties pursuant to Section 15.2 or
     Section 15.6;

(u)  Libor Rate:  an annual rate of interest equal to the rate of interest
     ----------
     (rounded upwards to the nearest one-sixteenth of one percent) at which deposits of U.S. dollars for a period of 90 days, and in an amount substantially similar to the particular amount on which interest is to be calculated as provided herein, are offered to the principal office of Canadian Imperial Bank of Commerce in London, England by leading banks in the London Interbank Euro-Currency Market, at approximately 11:00 a.m., London time, determined on the day which is two Business Days prior to January 1, April 1, July 1 and October 1 in each calendar year, which rate shall apply during the three consecutive calendar months commencing two Business Days after the determination as aforesaid;

(v)  Loan Rate:  the annual rate of interest equal to:
     ---------

          (i) the rate of interest that is from time to time charged to Buyer with respect to its outstanding Senior Debt, including a pro rata share of any and all closing fees, agent's fees, costs of credit hedging arrangements and other similar costs and charges imposed or required to be paid pursuant to the terms of the instruments governing such Senior Debt as a charge for or as a condition of the extension of the credit represented by such Senior Debt; or

          (ii) if and for so long as no amount is outstanding as Senior Debt, the rate of interest that is one percentage point above the rate of interest published in The Wall Street Journal as "Prime Rate: the base rate on corporate loans at large US money centre commercial banks";

(w)  Maximum Annual Quantity:  the number of MMBtu's of natural gas calculated
     -----------------------
     in accordance with subsection 2.3(b), or (c), as the case may be;

(x)  Maximum Daily Quantity:  thirty thousand (30,000) MMBtu's of natural gas;
     ----------------------

(y)  Maximum Entitlement:  one hundred and twenty million (120,000,000) MMBtu's
     -------------------
     of natural gas;

(z)  MMBtu:  one million (1,000,000) Btu's;
     -----

(aa) Month:  the period beginning at 7:00 a.m. on the first day of a calendar
     -----
     month and ending at 7:00 a.m. on the first day of the following calendar month;

(bb) Net Cash Flow:  in respect of a Debt Repayment Period, Buyer's cash
     -------------
     receipts less the aggregate of:

          (i) debt service in connection with Senior Debt (provided that any such amounts which are due and payable solely by virtue of an acceleration shall not be subtracted from cash receipts for purposes of determining Net Cash Flow);

          (ii) all amounts required to be and actually paid for or in connection with the operation and maintenance of the Buyer's Facilities, including amounts to be paid to suppliers and transporters of consumables (but excluding the payment of any bonuses to any operators, any management or other fees to G.A.S., Adam H. Victor or any general partner of Buyer or to any entity controlled by, under common control with or which controls either G.A.S., Adam
               H. Victor or any such general partner, or any other similar payments or fees, except to the extent such bonuses or fees to operators or general partners are treated under the Senior Debt Documents as operating expenses which Buyer may pay out of its revenues prior to the payment of interest on Senior Debt);

         (iii) all fees, charges and other amounts required to be and actually paid in connection with Senior Debt, including payments to any reserve fund required by such Senior Debt (less all amounts released to Buyer from any such reserve fund), except any voluntary prepayments of principal and payments in the nature of additional interest determined as a percentage of net income or revenues of Buyer or in any other manner contingent upon the operations of Buyer;

          (iv) all amounts required to be paid and actually paid or set aside for payment of real property taxes (or payments to municipal authorities in lieu thereof) with respect to all or part of Buyer's Facilities or with respect to gross receipts, franchise or other similar taxes; and

          (v) all amounts required to be and actually paid for Buyer's reasonable expenses of administration and overhead (other than to or for the benefit of G.A.S., Adam H. Victor or any general partner of Buyer, or any entity controlled by, under common control with or which controls either G.A.S., Adam H. Victor or any such general partner, except to the extent that such amounts are treated under the Senior Debt Documents as operating expenses which Buyer may pay out of its revenues prior to the payment of interest on Senior Debt);

(bb1) Noranda Financial Statements:  the consolidated balance sheets of Seller
      ----------------------------
     as at the end of the particular financial year and consolidated statements of earnings and retained earnings and consolidated statements of changes in financial position for such year, prepared in accordance with generally accepted accounting principles consistently applied, stating in comparative form and on a consistent basis (except where noted and quantified) the respective figures as at the end of and for the previous year;

(cc) NOVA:  NOVA Corporation of Alberta;
     ----

(dd)  Permitted Investments:
      ---------------------

          (i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) and obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America;

          (ii) obligations, debentures, notes and other evidence of indebtedness issued or guaranteed by the Export-Import Bank of the United States or the Federal Housing Administration or other agency or instrumentality of the United States;

         (iii) interest-bearing demand and time deposits (including certificates of deposit) which are either (A) insured by the Federal Deposit Insurance Corporation, or (B) held in banks and savings and loan associations whose general obligations are rated at least "AA" or equivalent by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("Moody's"), or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in subsection 1.1(ee) (i) or (ii) of a market value or no less than the amount of moneys so invested;

          (iv) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody's respectively (or having an equivalent rating by another nationally recognized credit-rating agency of similar standing if neither S&P nor Moody's is then in the business of rating commercial paper), maturing not more than 270 days from the date of creation thereof; or

          (v) any corporate evidence of indebtedness rated at least "A-" or equivalent by S&P or Moody's;

(ee) Point(s) of Delivery:  the point (or points, if additional points of
     --------------------
     delivery are designated pursuant to section 4.2) at which natural gas other than Fuel Gas is delivered hereunder;

(ff) Promissory Note:  a promissory note made by Buyer in the form attached
     ---------------
     hereto as Exhibit B;

(gg) Purchase Money Mortgage:  any mortgage, charge, hypothec, pledge or other
     -----------------------
     security or encumbrance created upon any real or personal property acquired by Seller after the date of this Agreement (or previously acquired and substantially unimproved) to secure or securing the whole or any part of the purchase price of such property (or, in the case of previously acquired and substantially unimproved property, the cost of the improvement thereof) or the repayment of money borrowed to pay the whole or any part of such purchase price or cost or any Vendor's privilege or lien on such property securing all or any part of such purchase price or cost, including title retention agreements and leases in the nature of title retention agreements;

(hh) Quarterly Deduction:  $470,000 or such lesser amount as is contemplated in
      ------------------
     the third sentence of subsection 3.7(b);

(ii) Regularly Scheduled Outage:  a shutdown or partial shutdown of Buyer's
     --------------------------
     Facilities that Buyer schedules in the normal course of business for purposes of routine inspection, maintenance and repair of Buyer's Facilities;

(jj) Replacement Contract:  shall have the meaning attributed thereto in
     --------------------
     subsection 12.1(d);

(kk) Scheduled Daily Quantity:  each daily quantity of natural gas of which
     ------------------------
     Seller is advised by Buyer pursuant to subsection 2.5(a);

(ll) Seller's Shareholders Equity:  at any date, the aggregate of the dollar
     ----------------------------
     amount of the outstanding share capital of Seller, the amount, without duplication, of any surplus, whether contributed or capital, and retained earnings, subject to any foreign exchange translation adjustment, all as set forth in the most recent audited consolidated balance sheet of Seller;

(mm) Senior Debt:  indebtedness to one or more financial institutions for money
     -----------
     borrowed, the aggregate outstanding principal amount of which will at no time exceed $235,500,000 during construction of Buyer's Facilities and $200,000,000 following equity infusion, substantially all of the proceeds of which are designated for use in connection with the construction, development, improvement, expansion, alteration, maintenance, repair, replacement, or operation, or for costs of the development of Buyer's Facilities, or for refinancing of any indebtedness constituting Senior Debt;

(nn) Senior Debt Documents:  the documents evidencing the Senior Debt;
     ---------------------

(oo) Substitute Supplies:  substitute supplies of natural gas or an alternative
     -------------------
     fuel purchased by Buyer to replace quantities of natural gas which Seller is obligated but unable to sell and deliver to Buyer at the Point(s) of Delivery by reason of an event of force majeure, as defined in Article 9, or by reason of a default by Seller, as contemplated by section 12.1, or which cannot be delivered to Buyer's Facilities from the Point(s) of Delivery by reason of an event of force majeure, as defined in Article 9;

(pp) TCPL:  TransCanada PipeLines Limited;
     ----

(qq) Threshold Data:  means the Day on which the Deferral Balance first equals
     --------------
     or exceeds $11,280,000; and

(rr) Unconsumed Entitlement:  at any particular time, the quantity of natural
     ----------------------
     gas, expressed in MMBtu's, equal to the difference, if any, between

          (x)  the Maximum Entitlement, and

          (y) the sum of the Consumed Amount and the aggregate of all reductions in the Unconsumed Entitlement made pursuant to subsections 3.7(l) and 12.2(a).

                                   ARTICLE 2

                                   QUANTITIES
                                   ----------

2.1  Purchased Quantity
     ------------------

     During the term of this Agreement, and subject to the terms and conditions of this Agreement, Seller shall make the Unconsumed Entitlement available for sale and delivery to Buyer at the Point(s) of Delivery. Seller may at its option purchase natural gas from third parties for sale and delivery hereunder.

2.2  Source
     ------

     During the term of this Agreement, Buyer shall not use in Buyer's Facilities natural gas purchased from any person other than Seller except in the following circumstances:

(a) where and for so long as Seller fails, for any reason whatsoever, including the occurrence of an event of force majeure or Seller's default, to deliver to the Point(s) of Delivery the quantity of natural gas that Buyer may nominate under this Agreement, in which case Buyer shall be entitled to use Substitute Supplies;

(b) where and for so long as, by reason of the occurrence of an event of force majeure, the quantity of natural gas that Buyer may nominate under this Agreement cannot be delivered from the Point(s) of Delivery to Buyer's Facilities, in which case Buyer shall be entitled to use Substitute Supplies;

(c) where and for so long as the pipeline company or local distribution company which delivers natural gas directly to Buyer's Facilities shall have delivered to Buyer a monthly quantity of natural gas in excess of the quantity that Buyer shall have nominated to Seller under this Agreement, provided that Buyer shall use reasonable efforts to keep any such excess deliveries to the minimum quantity practicable in the circumstances;

(d)  where and for so long as, pursuant to the terms and conditions set forth in section 15.6, natural gas purchased from Seller is delivered to one or more third parties in exchange, directly or indirectly, for the supply to Buyer of fuel to be consumed at Buyer's Facilities;

(e) where and for so long as, for any reason, the quantity of natural gas required by Buyer for consumption in Buyer's Facilities for any Day exceeds the greater of

          (x) the quantity of natural gas that Buyer has nominated for such Day, or

          (y)  17,250 MMBtu's; or

(f) where, for so long as and to the extent that, for any reason, the quantity of natural gas required by Buyer for consumption in Buyer's Facilities exceeds the quantity of natural gas that Seller is obligated to make available to Buyer hereunder.

2.3  Maximum Quantity.
     ----------------

     (a) Subject to the other provisions of this Agreement, including without limitation the limitations as to Maximum Annual Quantity set forth in subsections 2.3(b) and (c), Seller shall make the Maximum Daily Quantity available for delivery to Buyer at the Point(s) of Delivery on each Day during the term of this Agreement.

     (b) Subject to the other provisions of this Agreement, during each of the first five Contract Years, Seller shall make available to Buyer at the Point(s) of Delivery a Maximum Annual Quantity equal to the lesser of the following numbers of MMBtu's:

          (i)  9,000,000; and

          (ii) 7,500,000 + [(5,000,000 + [7,500,000 x CY]) - CA]

          where  CY =  the number of completed Contract Years, and

                 CA = the Consumed Amount as at the end of the most recently completed Contract Year.

     (c) Subject to the other provisions of this Agreement, during each of the sixth and subsequent Contract Years, Seller shall make available to Buyer at the Point(s) of Delivery a Maximum Annual Quantity equal to the lesser of the following numbers of MMBtu's:

          (i)  9,000,000; and

          (ii) 8,500,000 + [(42,500,000 + [8,500,000 x CY]) - CA]

          where  CY =  the number of completed Contract Years less 5, and

                 CA = the Consumed Amount as at the end of the most recently completed Contract Year.

2.4  Delivery
     --------

     It is understood that Buyer's ability to accept delivery of natural gas from Seller at the Point(s) of Delivery may be interrupted from time to time as a result of an outage at Buyer's Facilities, in which case the following procedures shall apply:

(a) In the event of a Regularly Scheduled Outage, Buyer shall use its best efforts to provide Seller with whatever advance notice is reasonably practicable in the circumstances and, in any event, Buyer shall provide Seller with at least thirty (30) Days notice. Such notice shall specify the time and Day on which Buyer's Facilities will be taken out of service, the quantity of natural gas, if any, Buyer shall require during the Regularly Scheduled Outage and the time and the Day on which full deliveries of natural gas are to be resumed. Seller shall suspend or reduce, as appropriate, deliveries of natural gas to Buyer at the Point(s) of Delivery starting on the Day and at the time specified in Buyer's notice, provided that Seller shall not be required to suspend or reduce such deliveries prior to the expiry of thirty (30) Days following the receipt of Buyer's notice. If there is a change in the duration of a Regularly Scheduled Outage, Buyer shall promptly notify Seller of the new Day and time on which full deliveries are to be resumed. Seller shall resume or increase, as appropriate, its daily deliveries of natural gas at the Point(s) of Delivery on the Day and at the time specified in Buyer's notice, provided that Seller shall not be required to resume or increase its daily deliveries until the expiry of forty-eight (48) hours following the receipt of Buyer's notice.

(b) If for any reason other than a Regularly Scheduled Outage, Buyer's Facilities are unable to consume all or a portion of the Scheduled Daily Quantities for one or more remaining Days of the Month, Buyer shall so notify Seller. Within forty-eight (48) hours following receipt of said notice, or at such later Day and time as may be specified in said notice, Seller shall suspend or reduce, as appropriate, deliveries of gas at the Point(s) of Delivery in accordance with Buyer's notice. Seller shall use its best efforts to resume or increase, as appropriate, its daily deliveries of natural gas to the Point(s) of Delivery on the Day and at the time specified in Buyer's notice but in no event shall Seller be required to resume or increase its daily deliveries within less than forty-eight
     (48) hours following receipt of Buyer's notice.

(c) If for any reason Buyer's Facilities are unable to receive or consume all or any portion of the Scheduled Daily Quantities for one or more remaining Days of the Month, Buyer shall have the option of reselling to one or more third parties which are regularly and substantially engaged in the development, production and/or transportation or distribution of oil and/or natural gas a daily quantity of natural gas delivered to Buyer at the Point(s) of Delivery not exceeding the portion of the Scheduled Daily Quantities not delivered to Buyer's Facilities. Buyer shall provide Seller with written notice of Buyer's election to resell such quantities, specifying the quantities to be resold, the period of time over which the sale of such quantities is to take place and the name and business address of the third party purchasing the quantities of natural gas. Buyer shall provide Seller with as much advance notice of its election as is feasible under the circumstances. If at the end of such period Buyer's Facilities continue to be unable to receive or consume all or any portion of the Maximum Daily Quantity, as specified in section 2.3, Buyer shall have the option of continuing to resell to one or more such third parties a daily quantity of natural gas not to exceed the Maximum Daily Quantity upon written notice to Seller, which notice shall specify the quantities to be resold, the period of time over which the sale of such quantities is to take place and the name and business address of the third party purchasing the quantities of natural gas. When Buyer's Facilities return to service or are able to receive and consume the full amount of Scheduled Daily Quantities, Buyer shall use reasonable efforts to cease the resale of natural gas as soon as possible.

2.5  Daily Schedule
     --------------

     (a) Buyer shall advise Seller no less than seven (7) Days prior to the first Day of each Month during the term of this Agreement of the schedule of daily quantities of natural gas to be delivered by Seller at the Point(s) of Delivery on each Day, not to exceed the Maximum Daily Quantity, during such Month. Buyer shall not be required to advise Seller as aforesaid in respect of any period during which Seller is unable to deliver or Buyer is unable to consume natural gas hereunder as the result of the occurrence of an event of force majeure.

     (b) Buyer shall during any Month be entitled to request changes in Scheduled Daily Quantities if appropriate to meet Buyer's needs. If Buyer makes such a request, Seller shall use reasonable efforts to increase or decrease Scheduled Daily Quantities in order to meet such requests.

2.6  Monthly Estimates
     -----------------

     Buyer shall provide Seller no less than seven (7) Days prior to the first Day of each Month during the term of this Agreement with a preliminary estimate of the total monthly quantity to be nominated by Buyer for the particular Month and the succeeding two (2) Months. Differences between Buyer's actual Scheduled Daily Quantities provided pursuant to section 2.5 and its preliminary estimate shall be not be considered a default under or breach of this Agreement.

                                   ARTICLE 3

                                    PRICING
                                    -------

3.1  General
     -------

     The Maximum entitlement shall be paid for in accordance with the provisions of Article 8. In addition to the payment contemplated in section 8.1, Buyer shall pay to Seller, as part of the price for the Maximum Entitlement, the amounts provided for in sections 3.2, 3.3, 3.4 and 3.5.

3.2  For Production, etc. Costs
     --------------------------

     Buyer shall also pay to Seller, as part of the price for natural gas delivered hereunder, an amount in respect of production, gathering and processing costs incurred by Seller. The said amount shall be $0.3226 per MMBtu delivered and measured into the pipeline facilities for NOVA until December 31, 1990. Subject to section 3.3, of the first Day of each particular calendar year subsequent to 1990, the said amount to be paid for the particular subsequent calendar year shall be escalated by an amount equal to the product of

          (x) the percentage increase in the United States GNP Implicit Price Deflator from the first Day of the immediately preceding calendar year to the first Day of the particular calendar year, and

          (y) the said amount in effect under this Agreement for the immediately preceding calendar year.

3.3  For 16th Contract Year et seq.
     ------------------------------

     (a) Prior to the commencement of the sixteenth (16th) Contract Year, Seller shall cause to be calculated, in accordance with subsection 3.3(d), as an amount per MMBtu, the aggregate of all costs actually being incurred by Seller during the fifteenth Contract Year in producing, gathering and processing natural gas for delivery hereunder. Subject to subsection 3.3(b), the amount to be paid pursuant to section 3.2 by Buyer to Seller for the sixteenth (16th) Contract Year shall be an amount which is the higher of the amount so calculated and the amount in effect pursuant to section 3.2 at the end of the fifteenth
(15th) Contract Year.

     (b) In respect of all natural gas delivered hereunder on or after the first Day of the calendar year beginning during the sixteenth (16th) Contract Year, the said amount to be paid pursuant to section 3.2 shall be equal to the said amount in effect pursuant to section 3.3(a) on the first Day of the sixteenth (16th) Contract Year escalated by an amount equal to the product of

          (x) the percentage increase in the United States GNP Implicit Price Deflator from the first Day of the immediately preceding calendar year to the first Day of the particular calendar year, and

          (y) the said amount in effect pursuant to section 3.3(a) on the first Day of the sixteenth (16th) Contract Year.

     (c) In respect of all natural gas delivered on or after the first Day of each particular calendar year beginning after the end of the sixteenth (16th) Contract Year, the said amount in effect pursuant to subsection 3.3(b) at the end of the immediately preceding calendar year shall be escalated by an amount equal to the product of (x) the increase in the United States GNP Implicit Price Deflator from the first Day of the immediately preceding calendar year to the first Day of the particular calendar year and (y) the said amount in effect pursuant to section 3.3(b) for such immediately preceding calendar year.

     (d) The calculation of all costs actually being incurred by Seller in producing, gathering and processing natural gas prior to the commencement of the sixteenth (16th) Contract Year shall be performed by the independent chartered accountant utilized by Seller for its annual audit of its financial statements in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Seller shall cause the said accountant to deliver to Buyer a certificate attesting to the calculation of such costs within sixty (60) Days after the end of the calendar year ending at or immediately prior to the commencement of the sixteenth (16th) Contract Year. The costs included in the calculation shall be of the types described in Exhibit A hereto, and the calculation shall be made in the same manner and on the same basis as the calculation used in deriving the figure of $0.30 per MMBtu in respect of such costs for the year ended December 31, 1988, on which calculation the said figure of $0.3226 per MMBtu is based.

3.4  For Royalties
     -------------

     (a) Subject to subsection 3.4(b), Buyer shall also pay to Seller, as part of the price of natural gas sold and delivered hereunder, an amount equal to all royalties paid by Seller:

          (i) to Her Majesty the Queen in right of Alberta with respect of so much of such natural gas as is produced in Alberta; and

          (ii) to duly constituted governmental authorities in other jurisdictions in respect of so much of such natural gas as is produced in each such other jurisdiction;

provided that the amount payable under this subclause in respect of natural gas produced elsewhere than in Alberta shall be equal to the royalties which would have been paid to Her Majesty the Queen in right of Alberta in respect of such natural gas had it been produced by Seller in Alberta, unless and to the extent that Seller was unable to produce an equal quantity of its own natural gas in Alberta for sale and delivery hereunder by virtue of the occurrence of an event of force majeure. The said amount shall be reduced to the extent that such royalties are, following payment by Buyer of part of the price in respect thereof, rebated to Seller by such governmental authorities.

     (b) If Seller purchases natural gas from one or more third parties for sale and delivery to Buyer hereunder, the amount to be paid to Seller pursuant to this section in respect of such natural gas shall be equal to the product of

          (x) a fraction having (1) as its numerator the total amount paid by Buyer to Seller pursuant to subsection 3.4(a) in respect of natural gas produced by Seller for sale and delivery to Buyer hereunder in respect of the most recent Month during which natural gas so produced was sold and delivered hereunder and (2) as its denominator the aggregate number of MMBtu's of natural gas so produced during the said most recent Month, and

          (y) the number of MMBtu's of natural gas purchased from third parties and sold and delivered hereunder.

     (c) The payment during a Contract Year of amounts in respect of Alberta royalty tax credit by Her Majesty to Seller pursuant to the Alberta Corporate Tax Act shall constitute a rebate of royalties to Seller for the purposes of subsection 3.4(a). The rebate of royalties in a Contract Year for the purposes of this Agreement shall be deemed to be a portion of the aggregate of all such amounts paid to Seller in respect of the Alberta royalty tax credit during the Contract Year, which portion shall be a fraction

          (x) having as its numerator the aggregate of all quantities of natural gas sold and delivered hereunder by Seller to Buyer during the Contract Year, and

          (y) having as it denominator the aggregate of all quantities of natural gas sold and delivered by Seller or CHEL to all persons during the Contract Year, including without limitation Buyer.

3.5  For Transportation
     ------------------

     (a) Buyer shall also pay to Seller, as part of the price of natural gas delivered hereunder, an amount equal to all transportation costs incurred by Seller in delivering natural gas to Buyer at the Point(s) of Delivery. For the purposes of calculating the amount payable by Buyer under this section, it shall be irrebuttably presumed that all natural gas delivered to Buyer at the Point(s) of Delivery was initially delivered and measured into NOVA's facilities at the NOVA Meter Station designated No. 1541 and located in Section 8, Township 70, Range 11, West of the Sixth (6th) Meridian.

     (b) Buyer shall reimburse Seller for all transportation costs incurred by Seller for service in the NOVA and TCPL pipelines on and after the Initial Delivery Day in respect of natural gas delivered or to be delivered to Buyer or third parties hereunder, whether or not actually delivered, including without limitation fixed costs incurred by Seller for firm service in the NOVA and TCPL pipelines and facilities whether or not such service is actually utilized, except to the extent that:

          (i) Seller recovers any such costs from other parties in respect of natural gas delivered to other parties as contemplated hereunder;

          (ii) Seller makes use of such service for its own benefit;

         (iii) such costs relate to a period during which Seller is in default under this Agreement; or

          (iv) Buyer makes a payment to Seller in respect of such costs pursuant to subsection 3.5(a).

3.6  Import and Export Taxes
     -----------------------

     Buyer and Seller each shall pay 50 per cent of any tax on the export of natural gas from Canada or on the import of natural gas into the United States of America imposed on either party in respect of natural gas delivered hereunder by a duly constituted governmental authority or authorities either in Canada or the United States of America during the term of this Agreement. Subject to the foregoing sentence:

(a) Seller shall be responsible for all sales and use taxes imposed in respect of natural gas delivered hereunder by a duly constituted governmental authority or authorities in Canada; and

(b) Buyer shall be responsible for all sales and use taxes imposed in respect of natural gas delivered hereunder by a duly constituted governmental authority or authorities in the United States of America.

3.7  Deferral of Payments
     --------------------

     (a) Buyer shall be entitled to defer the payment to Seller of a portion of certain amounts, in the manner provided in this section 3.7.

     (b) Buyer shall forthwith establish the Deferral Account and notify Seller of the name and account number of the Deferral Account, and shall forthwith notify Seller of any change in the name or account number of the Deferral Account. All funds held in the Deferral Account shall be owned by Buyer and dealt with, applied and paid by Buyer in accordance with the terms of this Agreement. Buyer shall apply and pay Net Cash Flow in the manner herein contemplated and not for any other purpose if there is any amount due or required to be paid hereunder to Seller or due to or required to be deposited into the Deferral Account. No amount shall be withdrawn from the Deferral Account and applied, paid or held otherwise than as expressly permitted by this Agreement, and any amount so withdrawn shall forthwith be replaced by Buyer.

     (c) Interest shall accrue quarterly on the Deferral Balance in an amount equal to:

          (i) interest from time to time earned on the Account Balance, calculated quarterly and compounded yearly; plus

          (ii) interest on the remainder of the Deferral Balance, at the weighted average of investment yields on the Account Balance from time to time;

except that during any quarter when there is no invested amount contained in the Deferral Account, interest on the Deferral Balance shall accrue at the Libor Rate. The Account Balance shall be invested only in Permitted Investments. Seller shall from time to time notify Buyer as to the Permitted Investments in which the Account Balance or part thereof shall be invested, and Buyer shall direct the Bank to invest such amounts in accordance with such instructions. If Seller fails to provide investment instructions to Buyer at least ten (10) Days prior to the time when any investment decision is required, amounts held in the Deferral Account shall be invested in such Permitted Investments as may be designated by Buyer. The maturity of Permitted Investments in which the Account Balance or any part thereof is invested shall be structured to allow anticipated payments from the Deferral Account to be made when due out of uninvested cash in the Deferral Account.

     (d) Out of the aggregate of amounts otherwise due from Buyer to Seller pursuant to sections 3.2, 3.3, 3.4, 3.5 and 3.6 on a Debt Repayment Date falling prior to the earlier of

          (x)  the first Day of the eleventh (11th) Contract Year, and

          (y)  the Threshold Date,

Buyer shall be entitled to withhold and defer payment of an amount equal to the Quarterly Deduction. If less than $470,000 is due to Seller on any particular Debt Repayment Date, the difference between $470,000 and the amount then due shall be withheld from successive amounts thereafter becoming due until the aggregate of all such additional withholdings equals the particular Quarterly Deduction to be made. Notwithstanding the foregoing, on any Debt Repayment Date falling after the Threshold Date, Buyer shall not withhold as a Quarterly Deduction more than the amount actually paid to Seller pursuant to subsection 3.7(g).

     (e) On the particular Debt Repayment Date and any such subsequent date on which a Quarterly Deduction or part thereof is made, Buyer shall deposit into the Deferral Account the lesser of

          (x)  the Quarterly Deduction or part thereof, as the case may be, and

          (y) Net Cash Flow for the Debt Repayment Period most recently ended or to which the particular Quarterly Deduction or part thereof relates.

     (f)  On each Debt Repayment Date falling after the earlier of

          (x)  the last Day of the sixth (6th) Contract Year, and

          (y)  the Threshold Date,

and prior to the eleventh (11th) Contract Year, Buyer shall pay to Seller the interest accrued pursuant to subsection 3.7(c) during the Debt Repayment Period ending on the particular Debt Repayment Date or most recently ended, as the case may be, or, in the case of the first Debt Repayment Date falling after the Threshold Date if the Threshold Date occurs prior to the first Day of the seventh (7th) Contract Year, the interest accrued since the Threshold Date.

     (g)  On each Debt Repayment Date falling after the earlier of

          (x)  the last day of the sixth (6th) Contract Year, and

          (y)  the Threshold Date,

and prior to the eleventh (11th) Contract Year, Buyer shall pay to Seller an amount equal to the Deferred Payment, which shall be equal to the lesser of

          (x)  $470,000, and

          (y) the amount by which (1) the Deferral Balance, immediately prior to giving effect to the payments to be made on the particular Debt Repayment Date pursuant to subsection 3.7(f) and this subsection 3.7(g) exceeds (2) the sum of (A) $11,280,000 plus (B) the amount of the payment to be made on the particular Debt Repayment Date pursuant to subsection 3.7(f).

Each such Deferred Payment shall be paid out of the Account Balance to the extent that the Account Balance is available to be applied thereto in accordance with subsection 3.7(k).

     (h) On each Debt Repayment Date during the eleventh (11th), twelfth (12th) and thirteenth (13th) Contract Years (other than the last Debt Repayment Date during the thirteenth (13th) Contract Year), Buyer shall pay to Seller an amount equal to one twelfth (1/12th) of the Deferral Balance on the first (1st) Day of the eleventh (11th) Contract Year, plus interest accrued pursuant to subclause 3.7(c) during the Debt Repayment Period most recently ended. On the last Debt Repayment Date during the thirteenth (13th) Contract Year, Buyer shall pay to Seller the entire Deferral Balance, if any.

     (i) On each Debt Repayment Date, to the extent that Net Cash Flow is available to be applied thereto in accordance with subsection 3.7(k), Buyer shall deposit into the Deferral Account an amount equal to the Accumulated Deposit Deficiency or part thereof.

     (j) On each Debt Repayment Date, to the extent that the Account Balance and Net Cash Flow for the Debt Repayment Period most recently ended, or any of them, are or is available to be applied thereto in accordance with subsection 3.7(k), Buyer shall pay to Seller the Accumulated Payment Deficiency or part thereof.

     (k)  Net Cash Flow shall be paid and applied as contemplated in this section 3.7 in the following order of priority:

          (i) firstly, to the payment of interest accruing under subsection 3.7(c);

          (ii) secondly, to the payment of the current Deferred Payment;

         (iii) thirdly, to the payment of the amount contemplated to be paid pursuant to subsection 3.7(h);

          (iv) fourthly, to payment of the Accumulated Payment Deficiency or part thereof; and

           (v) fifthly, to deposits to reduce the Accumulated Deposit
               Deficiency.

The Account Balance shall be paid and applied as contemplated in this section
3.7 in the following order of priority:

           (i) firstly, to the payment of interest accruing under subsection 3.7(c);

          (ii) secondly, to the payment of the current Deferred Payment;

         (iii) thirdly, to the payment of the amount contemplated to be paid in subsection 3.7(h); and

          (iv) fourthly, to payment of the Accumulated Payment Deficiency or part thereof.

     (1) If at any time the Deferral Ratio is greater than 0.833, and notwithstanding that the Deferral Balance may be less than $11,280,000; Seller may so notify Buyer. Buyer shall, within ten (10) Days of receipt of any such notice, and whether or not Net Cash Flow is available for the purpose or the Deferral Balance may as a result of such payment be reduced below $11,280,000, pay to Seller an amount of money in reduction of the Deferral Balance, sufficient to reduce the Deferral Ratio such that it is not more than 0.833. If Buyer does not make any such payment, or pays less than the sufficient amount aforesaid, within the said ten (10) Day period, Seller may, in its sole discretion and upon notice to Buyer, unilaterally effect a reduction in the Deferral Ratio

          (i) by reducing the Unconsumed Entitlement and thereby the Entitlement Value, and

          (ii) by reducing the Deferral Balance by the product of (x) 0.909 and
               (y) the reduction in the Entitlement Value resulting from the aforesaid reduction in the Unconsumed Entitlement,

until the Deferral Ratio is equal to 0.833. The reduction of the Deferral Balance, whether by virtue of a payment by Buyer or upon Seller's election, shall be effected by first reducing the Accumulated Payment Deficiency, and, when the Accumulated Payment Deficiency has been reduced to zero, by further reducing the Deferral Balance. The Unconsumed Entitlement, Entitlement Value, Accumulated Payment Deficiency and Deferral Balance as so reduced shall be deemed for all purposes hereunder to be the Unconsumed Entitlement, Entitlement Value, Accumulated Payment Deficiency and Deferral Balance, respectively, as at the particular time. An election to reduce or not reduce the Unconsumed Entitlement pursuant to this subsection 3.7(1) or subsection 12.2(a) shall not in any way fetter or prejudice the right of Seller to make a different election at any other time.

     (m) If at any time the Deferral Ratio is equal to or greater than 0.909, and notwithstanding that the Deferral Balance may be less than $11,280,000 and that the Unconsumed Entitlement may be greater than zero, Seller may, in lieu of electing to effect the reduction in the Deferral Ratio as contemplated in subsection 3.7(1), in its sole discretion, upon ten (10) Days Written notice to Buyer, cease delivering natural gas hereunder until Buyer makes a sufficient payment to Seller as contemplated in the second sentence of subsection 3.7(1). An election to cease or not to cease deliveries of natural gas pursuant to this subsection 3.7(m) at any time shall not in any way fetter or prejudice the right of Seller to make a different election at any other time.

     (n) If on any Debt Repayment Date, after giving effect to the payments actually made on or in respect of the particular Debt Repayment Date, the Deferral Balance exceeds $11,280,000, Seller may, within fifteen (15) Days of receipt of the payment or payments, notify Buyer of the amount of the Deferral Balance. Buyer shall, within ten (10) Days of receipt of any such notice, and whether or not there is Net Cash Flow available for the purpose, pay to Seller an amount of money sufficient to reduce the Deferral Balance such that it does not exceed $11,280,000 on the date of the payment.

     (o) If the Unconsumed Entitlement is reduced pursuant to subsection 12.2(a) in respect of a failure by Buyer to pay, deposit or replace the deposit of an amount, then the Deferral Balance shall be reduced by an amount equal to the particular amount of the payment or deposit which Buyer has failed to make or replace, and the reduction shall be effected in the order contemplated in the fourth sentence of subclause 3.7(1).

     (p) On the first Debt Repayment Date on which Buyer is entitled to and does defer payment of an amount due to Seller in accordance with this section 3.7, Buyer shall execute and deliver to Seller the Promissory Note, evidencing the obligation of Buyer to pay to Seller the amount so deferred and amounts thereafter so deferred. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Promissory Note, the terms and provisions of this Agreement shall govern and this Agreement shall, without limiting the generality of the foregoing, be sufficient to evidence the obligation of Buyer to pay to Seller any deferred amount as contemplated in this section 3.7. Notwithstanding the foregoing, Seller shall not be entitled to transfer the right to receive payment of any amount contemplated by this section 3.7 without a concurrent transfer of the Promissory Note evidencing such amount made in compliance with the terms and conditions of such Promissory Note. Buyer shall, while the Promissory Note remains outstanding, maintain a register of the owner or owners thereof as contemplated in the form of Promissory Note attached hereto as Exhibit B.

3.8  Fuel Gas for Transportation
     ---------------------------

     (a) Seller is required by virtue of the transportation arrangements with NOVA and TCPL contemplated in section 10.1 to provide for Fuel Gas, in the volumes determined by the application of the fuel ratios set forth in the said transportation arrangements. Unless Buyer is providing Fuel Gas as contemplated in subsection 3.8(c), Seller shall make such arrangements as it considers necessary and appropriate in its absolute discretion for the supply of Fuel Gas and may at its option purchase all or any part thereof from one or more third parties.

     (b) Buyer shall pay Seller, for all Fuel Gas supplied by Seller, a price equal to the market value thereof (as agreed upon by Buyer and Seller), plus all transportation and other costs incurred by Seller in causing such Fuel Gas to be delivered to the places required.

     (c) Buyer may, by written notice to Seller, elect to supply all or a portion of the Fuel Gas required by Seller as contemplated in subsection 3.8(a). If Buyer so elects, Buyer shall deliver Fuel Gas or cause Fuel Gas to be delivered to Seller, at no cost to Seller, to the places and in the volumes required by virtue of Seller's transportation arrangements. Buyer's right and obligation to supply Fuel Gas shall be subject to any arrangements made by Seller for the supply of Fuel Gas and the termination thereof.

     (d) If Buyer and Seller are unable to agree on the market value of all or any portion of the Fuel Gas supplied or to be supplied by Seller as contemplated in subsection 3.8(b), or if Buyer so elects, each quantity of Fuel Gas in respect of which Buyer and Seller are unable to agree or Buyer so elects shall constitute natural gas sold and delivered to Buyer at the Point(s) of Delivery on account of Seller's obligation set forth in section 2.1 in respect of the Unconsumed Entitlement.

     (e) The volumes of Fuel Gas required during any Day or Contract Year are in addition to the Maximum Daily Quantity and Maximum Annual Quantity which Seller is required to make available pursuant to section 2.3.

                                   ARTICLE 4

                               POINT OF DELIVERY
                               -----------------

4.1  Point of Delivery
     -----------------

     Title to, and risk of loss of, all natural gas, other than Fuel Gas, delivered hereunder shall pass from Seller to Buyer at the point(s) of delivery (herein the "Point(s) of Delivery") hereinafter described. For purposes of this Agreement, the initial Point of Delivery of all natural gas delivered by Seller hereunder shall be at the interconnection between the pipeline facilities of TCPL and Tennessee Gas Pipeline Company located at or near Niagara Falls, New York, but such initial Point of Delivery shall be subject to change in accordance with section 4.2.

4.2  Additional Points of Delivery
     -----------------------------

     The parties may agree from time to time, in writing, on the designation of different or additional point(s) of Delivery for the delivery of natural gas under this Agreement. Seller shall not unreasonably withhold or delay its agreement to the designation of any such different or additional Point(s) of Delivery requested by Buyer.

                                   ARTICLE 5

                            MEASUREMENT AND QUALITY
                            -----------------------

5.1  Measurement
     -----------

     The quantities of natural gas delivered at the Point(s) of Delivery hereunder shall be measured at the Point(s) of Delivery in accordance with the applicable provisions of the transportation agreement dated October 11, 1990 entered into by TCPL and Seller or CHEL on Seller's behalf with respect to the natural gas sold hereunder, as contemplated in that certain Precedent Agreement dated December 21, 1988 between TCPL and CHEL.

5.2  Quality
     -------

     The natural gas delivered hereunder shall be of pipeline quality and shall conform to the delivery specifications of TCPL.

5.3  Quantities Resold
     -----------------

     The quantities of natural gas resold by Seller pursuant to sections 9.3 and
15.1 or exchanged by Buyer pursuant to section 15.6 shall be measured and determined at the border of the Province of Alberta when such quantities are delivered for use outside the Province of Alberta or at the point where title to such quantities passes from Seller when such quantities are delivered for use within the Province of Alberta.

                                   ARTICLE 6

                            EFFECTIVE DATE AND TERM
                            -----------------------


6.1  Effective Date
     --------------

     This Agreement shall be effective as of December 8, 1987, provided that Seller's obligation to deliver natural gas hereunder shall not commence until the Day specified as the Initial Delivery Day in a notice given by Buyer to Seller following payment by Buyer to Seller of the lump-sum payment specified in section 8.1. Buyer shall specify the Initial Delivery Day in writing and on at least thirty (30) Days notice, but in no event shall Buyer designate as the Initial Delivery Day a Day less than nine (9) Months following the Month in which Buyer makes its lump-sum payment to Seller pursuant to section 8.1.

6.2  Term
     ----

     This Agreement shall remain in effect for a term of twenty (20) Contract Years. At the end of the twentieth (20th) Contract Year, whether or not the Unconsumed Entitlement has by actual sales and deliveries and otherwise hereunder been reduced to zero, it shall be deemed irrebuttably and irrevocably to have reduced to zero and Buyer shall be deemed to have forfeited all right and entitlement thereto.

                                   ARTICLE 7

                            REGULATORY REQUIREMENTS
                            -----------------------

7.1  Conditions
     ----------

     The parties' obligation to perform in accordance with this Agreement is subject to the satisfaction of the following conditions precedent:

(a) Seller shall have obtained a permit from the Alberta Energy Resources Conservation Board and the approval of the Lieutenant-Governor in Council of Alberta pursuant to the Gas Resources Preservation Act, RSA 1980, c. G-3, as amended, in form and substance satisfactory to the parties acting reasonably, authorizing the removal of natural gas from the Province of Alberta at those quantities set forth in Article 2 at the price provided for in Articles 3 and 8;

(b) Seller shall have obtained an order from the National Energy Board, pursuant to Part VI of the National Energy Board Act, in form and substance satisfactory to the parties acting reasonably, authorizing the export of natural gas from Canada, in those quantities set forth in Article 2 and at the aggregate price provided for in Articles 3 and 8;

(c) Seller shall have obtained all other permits, approvals, or orders, in form and substance satisfactory to the parties acting reasonably, required to enable Seller to perform its obligations under this Agreement and

(d) Buyer shall have obtained such approvals from regulatory bodies, in form and substance satisfactory to the parties acting reasonably, as are necessary to permit the import into the United States of the natural gas to be delivered to Buyer hereunder and the transportation of such natural gas from the Point(s) of Delivery to Buyer's Facilities.

                                   ARTICLE 8

                                    PAYMENT
                                    -------

8.1  Payment
     -------

     In addition to the payments contemplated in Article 3, Buyer shall pay Seller, on or before April 30, 1991, for the Maximum Entitlement, a lump-sum payment of $88,000,000.

8.2  Officer's Certificate
     ---------------------

     It shall be a condition precedent to Buyer's obligation to make the lump-sum payment provided for in section 8.1 that Seller shall have delivered to Buyer, on a date specified by Buyer which is not more than five (5) Days prior to the date of such payment, a certificate of an officer dated as of the specified date certifying for and on behalf of Seller that:

(a) all representations and warranties made by Seller in this Agreement are true and correct in all material respects as at the specified date, provided that the said certificate shall not state that the representation and warranty set forth in section 14.5 is subject to the condition precedent set forth in subsection 7.1(c);

(b) the execution and delivery of, and the consummation of the transaction contemplated in, this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller, and this Agreement constitutes legal, valid and binding obligations of Seller enforceable in accordance with its terms;

(c) Seller is not aware of any default by it under this Agreement, nor of any default by any party under any of the transportation agreements, permits, licences or orders obtained by Seller or to which Seller is a party in order to carry out its obligations hereunder or to satisfy any conditions precedent to Buyer's obligations hereunder; and

(d) Seller has entered into one or more agreements with NOVA and TCPL which is or are, so far as Seller is aware, binding and enforceable against NOVA and TCPL respectively under which Seller has and will continue to have available the right to have transported over the systems of NOVA and TCPL respectively such quantities of natural gas, at such times and in such amounts as may be necessary to enable Seller to perform its obligations to deliver natural gas to Buyer at the Point(s) of Delivery in accordance with the terms of this Agreement.

8.3  Monthly Statement
     -----------------

     On or before the twentieth (20th) Day of each Month following the Month of initial delivery of natural gas by Seller to Buyer, Seller shall render a statement to Buyer specifying the total quantity of gas delivered to Buyer at the Point of Delivery during the preceding Month. Seller's statement shall also specify any and all royalties and transportation costs incurred by Seller in delivering said quantity to Buyer at the Point of Delivery. Subject to section 3.7, on or before the final Business Day of the Month, Buyer will pay to Seller an amount equal to the aggregate of the amounts payable in accordance with sections 3.2, 3.3, 3.4, 3.5, 3.8 and 15.6 as specified in Seller's statement. All such payments shall be made by wire transfer, directed to a New York bank account designated by CHEL, as agent for Seller, in such form that funds on account of such payment shall be collectible in such account on the date payment is due.

8.4  Statements to Third Parties
     ---------------------------

     If Buyer resells natural gas to one or more third parties pursuant to section 2.4 or arranges for the exchange of natural gas pursuant to section 15.6, Seller shall provide to each party specified by Buyer a duplicate copy of the statement supplied by Seller pursuant to section 8.3 at the same time the statement is provided to Buyer. All payments of amounts billed to Buyer which are made by such third parties and received by Seller will be accepted by Seller and applied in payment of amounts owing by Buyer hereunder as though such payments were made directly by Buyer. Nothing in this section 8.4 or in section
17.2 shall or shall be deemed to relieve or release Buyer from its primary obligation to make payment of all amounts due and owing to Seller under this Agreement or to impose upon Seller any obligation to seek or enforce payment or collection of any amount from any such third party.

8.5  Payment of Taxes
     ----------------

     The party directly responsible for the payment of any import or export tax on natural gas, as specified in section 3.6, shall make timely payment of the full amount owed to the applicable governmental authority or authorities and thereafter render a statement to the other party requesting reimbursement for fifty percent (50%) of the total tax payment. Following receipt of such statement, the party from which reimbursement is sought shall remit its fifty percent (50%) share of the total tax payment (exclusive of any interest or penalties imposed for the late payment of the tax) to the other party within ten
(10) Days. All such payments shall be made by wire transfer, directed to a bank account designated by the party to which reimbursement is owed, in such form that funds on account of such payment shall be collectible in such account on the date payment is due. In lieu of such reimbursement, Buyer may offset monies owed by Seller to Buyer pursuant to section 3.6 against any amount payable by Buyer pursuant to section 3.2, 3.3, 3.4, 3.5, 3.8 or 15.6, in such order as Buyer in its sole discretion may elect.

8.6  Records and Financial Statements
     --------------------------------

     (a) Each party shall have the right, at its own cost and at reasonable times during normal business hours no more often than once each calendar quarter, to examine and audit the books, records, accounts and charts of the other party to the extent necessary to verify the accuracy of any statement, charge or computation made under or pursuant to any provisions of this Agreement.

     (b) Buyer shall furnish to Seller, as soon as available, and in any event within ninety (90) days after the end of each financial year of Buyer ending after the Initial Delivery Date, Financial Statements in respect of the particular financial year. The Financial Statements furnished pursuant to this subsection 8.6(b) shall have been audited by independent auditors of nationally recognized standing and shall be accompanied by such auditors' report and opinion that they fairly present the results of Buyer's operations for the particular year.

     (c) Seller shall furnish to Buyer, at the time the same are mailed to Seller's shareholders, and in any event within one hundred and twenty (120) days after the end of each financial year of Seller ending after the Initial Delivery Date, Noranda Financial Statements in respect of the particular financial year. The Noranda Financial Statements furnished pursuant to this subsection 8.6(c) shall have been audited by independent auditors of nationally recognized standing and shall be accompanied by such auditors' report and opinion that they fairly present the results of Seller's operations for the particular year on a consolidated basis.

8.7  Exception to Amount Billed
     --------------------------

     If either party takes exception to any amount billed by the other party, the party required to make the payment shall nonetheless pay the full amount billed, but such payment may be made under protest.

8.8  Failure to Pay
     --------------

     Should one party fail to pay the amount of any statement rendered by the other party as herein provided when such amount is due, interest thereon shall accrue from the due date at the Loan Rate. Interest on any such amount remaining unpaid beyond thirty (30) Days following the due date shall accrue at the Loan Rate compounded monthly until the date of payment.

8.9  Delay in Statement
     ------------------

     If, pursuant to section 8.3, presentation of a statement by Seller is delayed beyond the twentieth (20th) Day of a Month, then the time for payment shall be extended accordingly, unless Buyer is responsible for the delay.

8.10  Overcharges
      -----------

     If Buyer shall find at any time within twelve (12) Months after the date of any statement rendered by Seller pursuant to section 8.3 that it has been overcharged in the amount billed in such statement, and if said overcharge shall have been paid and Buyer shall have made a claim with respect thereto within such twelve (12) Month period, the overcharge, if verified by Seller, shall be refunded within thirty (30) Days, with interest calculated at the Loan Rate. If Seller shall find at any time within twelve (12) Months after the date of any statement rendered by it that there has been an undercharge in the amount billed in such statement, it may submit a statement for such undercharge to Buyer, and Buyer, upon verifying the same, shall pay to Seller the amount of such undercharge, with interest calculated at the Loan Rate.

                                   ARTICLE 9

                                 FORCE MAJEURE
                                 -------------

9.1  Effect
     ------

     If, by reason of the occurrence of an event of force majeure, either party hereto is rendered unable to exercise all or some part of its rights or to perform all or some part of its obligations as a result of any cause not reasonably within the control of such party, and if such inability of exercise or performance could not have been prevented or overcome or cannot be remedied with the exercise of due diligence by such party and if such party gives notice and reasonably full particulars of such event, in writing or by telex, telecopier or other written form of telecommunication, to the other party within a reasonable time after the occurrence of the event of force majeure, the exercise of such rights and performance of such obligations shall be suspended, to the extent that the party claiming force majeure has been rendered unable to exercise such rights or perform such obligations notwithstanding the exercise of due diligence as aforesaid, during the pendency of the event of force majeure. Notwithstanding any other provision hereof, in no case will the occurrence of an event of force majeure suspend any obligation of a party to pay money to the other party hereunder.

9.2  Seller's Obligations
     --------------------

     Seller may not suspend performance of its obligations under this Agreement by reason of the occurrence of an event of force majeure if, despite such occurrence, Seller can deliver quantities of natural gas requested by Buyer from portions of Seller's natural gas gathering system not affected by such event, except that Seller shall not be required to deliver to Buyer quantities of natural gas committed for sale to Pan-Alberta Gas Limited under two agreements with Seller both dated November 3, 1980 and TCPL under agreements dated October 27, 1976, May 17, 1976, June 2, 1976 and July 15, 1977. It is understood and agreed that Seller intends to deliver quantities of natural gas requested by Buyer principally from natural gas supplies located within the Province of Alberta and owned by Seller. In the event that the occurrence of an event of force majeure renders impossible the fulfillment of Seller's obligation to deliver the requested quantities of natural gas from the Province of Alberta, Seller shall use reasonable efforts to obtain the necessary permits, approvals or orders authorizing the removal of natural gas from any other province in which Seller owns quantities of natural gas and to obtain the necessary transportation arrangements to deliver such quantities to Buyer at the Point of Delivery.

9.3  Failure to Deliver
     ------------------

     If Seller fails to deliver natural gas requested by Buyer in accordance with the terms of this Agreement as the result of the occurrence of an event of force majeure, and provided that Buyer, but for the occurrence of the event of force majeure, would have been able to take delivery of natural gas at Buyer's Facilities, Buyer shall have the right to use Substitute Supplies and the option but not the obligation of:

(a)  obtaining a refund of such portion of the lump-sum payment made under section 8.1 as is attributable to each Day during which Seller, as a result of the occurrence of the event of force majeure, fails to make available and deliver natural gas to Buyer in accordance with the terms of this Agreement, together with interest from the Day of payment of the lump-sum payment made by Buyer to Seller on such portion of the lump-sum payment calculated at the Loan Rates which were in effect from time to time from the date of the payment of the lump-sum payment to Seller to the date of the payment of the refunded portion of the lump-sum payment;

(b) reselling on the open market a quantity of natural gas not exceeding the quantities, if any, not delivered by reason of the occurrence of an event of force majeure; or

(c) having Seller use all reasonable efforts to sell the quantities, if any, not delivered by reason of the occurrence of an event of force majeure, to a third party and, following such sale, remitting to Buyer the proceeds of such sale less the sum of (x) one and one-half percent (1 1/2%) of the gross price obtained from the sale of the natural gas to such third party at the delivery point plus (y) the amount of all taxes (other than income taxes based on Seller's income) and transportation costs actually paid by Seller with respect to the sale and not recovered by Seller under another provision of this Agreement or otherwise, in which event Seller's payment of the net proceeds from such sale and the right of either party to seek an adjustment to such payment shall be governed by the provisions of sections 8.7, 8.8, 8.9 and 8.10.

Seller shall account for all sales of natural gas made under the preceding subsection 9.3(c) pursuant to the terms and conditions of section 15.4. Upon the occurrence of the event of force majeure, Buyer shall promptly notify Seller of which option Buyer elects and the period, not to be less than one (1) Month, such election shall remain in effect. On or before the tenth (10th) Day prior to the expiry of any period for which Buyer has made an election, Buyer may elect by notice to Seller to elect the same or a different option, for a further period specified in such notice and not to be less than one (1) Month, to take effect upon the expiry of the immediately preceding period for which Buyer has made an election. For purposes of subsections 9.3(a), (b) and (c), the quantities of natural gas deemed not to have been delivered on each Day during the period of force majeure shall be calculated by assuming constant daily deliveries of 17,250 MMBtu's of natural gas at the Point(s) of Delivery.

9.4  Buyer's Right to Terminate after 150 Days
     -----------------------------------------

     If, as a result of the occurrence of a single event of force majeure involving a law, order, rule, regulation, act or restraint by a court, regulatory authority or a government or governmental body or authority, civil or military, or the revocation, suspension or amendment of any permit, licence, certificate or government authorization, Buyer has been prevented from taking delivery of natural gas under this Agreement for a period of one hundred and fifty (150) Days or longer,

Buyer shall have the option of terminating this Agreement in the manner described in section 9.6.

9.5  Buyer's Right to Terminate after 60 Days
     ----------------------------------------

     If, as a result of the occurrence of a single event of force majeure other than an event of force majeure to which section 9.4 applies, Buyer has been prevented from taking delivery of natural gas under this Agreement for a period of sixty (60) Days or longer, Buyer shall have the option of terminating this Agreement in the manner described in section 9.6.

9.6  Notice of Termination
     ---------------------

     Upon expiry of the relevant time period set forth in section 9.4 or 9.5, Buyer may elect to terminate this Agreement effective upon thirty (30) Days written notice to Seller. If the event of force majeure terminates prior to the effective date of Buyer's notice of termination, such notice shall be deemed to be null and void and this Agreement shall remain in full force and effect.

9.7  Repayment by Seller
     -------------------

     (a) Subject to subsection 9.7(b), following termination of this Agreement by Buyer pursuant to section 9.6, Seller shall pay to Buyer, in six (6) equal installments, the first of which shall be paid on the fifteenth (15th) Day immediately following the effective date of termination, and the balance of which installments shall be paid on the last Day of each of the five (5) successive thirty (30) Day periods thereafter, the sum of:

          (i) the amount which is (x) the lump-sum payment made by Buyer pursuant to section 8.1 multiplied by the percentage derived by dividing (1) the Unconsumed Entitlement as at the effective date of termination by (2) the Maximum Entitlement, less (y) the Deferral Balance as at the effective date of termination; plus

          (ii) interest for the period from the date of payment of the lump-sum payment to Seller to the effective date of termination on the amount so determined in subsection 9.7(a)(i), calculated based on annual compounding:

               (A) at a rate which is 1/2 of a percentage point (0.5%) higher than the Libor Rate in effect from time to time during the periods after the date of payment of the lump-sum payment to Seller to the date of payment of such amounts, if the basis upon which Buyer has made its election is one or more events of force majeure not described in subsection 9.7(a)(ii)(B) or

               (B) at the Loan Rate, if the basis upon which Buyer has made its election is an event of force majeure occurring wholly within or in relation to Canada or the laws of Canada or any political subdivision thereof.

     (b) If Seller is required to make a payment pursuant to subsection 9.7(a), it shall have the sole and exclusive option to pay the amount calculated in accordance with the said subsection in one payment within fifteen (15) Days of the effective date of termination instead of paying in- installments as contemplated in the said subsection. The setting-off of the Deferral Balance or part thereof as at the effective date of termination as contemplated in subsection 9.7(a)(i) shall constitute payment by Buyer of the Deferral Balance or part thereof to the extent of such setting-off.

9.8       Definition
          ----------

     By way of enumeration, but without limiting the generality of section 9.1, for the purposes of this Agreement, the term "force majeure" shall include but not be limited to the following:

(a) lightning, storms, earthquakes, landslides, floods, washouts, and other acts of God;

(b) fires, explosions, ruptures, breakage of or accidents to pipeline, plant, machinery and equipment;

(c) shortages of necessary labour, strikes, lockouts, or other industrial disturbances;

(d) civil disturbances, sabotage, acts of the public enemies, war, blockades, insurrections, vandalism, riots, epidemics;

(e) changes in, or the making and implementation of, laws, orders, rules, regulations, acts or restraints by a court, regulatory authority or a government or governmental body or authority, civil or military;

(f) inability to obtain or curtailment of supplies of electric power, water, fuel or other utilities or services;

(g) inability to obtain or curtailment of supplies of any other materials or equipment;

(h) interruption or curtailment of transportation either upstream or downstream from the Point(s) of Delivery;

(i) inability to obtain, or revocation, suspension or amendment of, any permit, licence, certificate or authorization of any governmental or regulatory body required to perform or comply with any obligation or condition of this Agreement, unless the revocation, suspension or amendment of any such necessary permit, licence or certificate or authorization was caused by the violation of the terms thereof or consented to by the party holding the same; provided, however, that, notwithstanding any other provision of this Agreement, the inability of Seller to obtain a removal permit from the Energy Resources Conservation Board (Alberta), and the related approval of the Lieutenant-Governor in Council (Alberta) , or any other approval under the laws of Alberta, for the removal of all or any part of the Maximum Entitlement from the Province of Alberta, as contemplated by subsection 7.1(c), shall not be considered to be an event of force majeure;

(j) one or more increases, which together aggregate more than $0.50, in the aggregate of the amounts per MMBtu of natural gas sold and delivered hereunder that Buyer is required to pay pursuant to section 3.4 and in respect of import and export taxes pursuant to section 3.6, over and above the average amount per MMBtu that Buyer was required to pay pursuant to section 3.4 and in respect of import and export taxes pursuant to section
     3.6 in respect of the first one million (1,000,000) MMBtu's of natural gas sold and delivered to Buyer hereunder; provided that the only increases in the amount Buyer is required to pay pursuant to section 3.4 which shall be included for the purpose of determining whether there shall have occurred aggregate increases of more than $0.50 as aforesaid shall be increases in the royalties paid by Seller which are due solely to changes in the formula established by the laws, rules and regulations of the Province of Alberta applicable to the calculation of royalty on natural gas produced from Alberta Crown leases, and further provided that if Seller agrees to and does reimburse or otherwise compensate Buyer for the amount by which the aggregate of any such increase or increases aforesaid aggregate more than $0.50 per MMBtu, the foregoing shall not constitute an event of force majeure; or

(k) any other cause, whether herein enumerated or otherwise, not reasonably within the control of the party claiming suspension which by the exercise of due diligence such party is unable to prevent or overcome.

          Buyer shall be responsible for and make all necessary arrangements for the transportation of the quantities of natural gas specified in section 2.3 from the Point(s) of Delivery to Buyer's Facilities, except for natural gas delivered in exchange for supplies of natural gas pursuant to section 15.6.

9.9  Lack of Funds
     -------------

     Notwithstanding any other provision herein, a lack of funds or other financial cause shall not in any circumstance be an event of force majeure.

9.10  Labour Disputes
      ---------------

     Notwithstanding any other provision herein, the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party involved.

                                   ARTICLE 10

                                 TRANSPORTATION
                                 --------------

10.1  To Point(s) of Delivery
      -----------------------

     Seller shall be responsible for and make all necessary arrangements for the transportation of the quantities of natural gas specified in section 2.3 to the initial Point(s) of Delivery.

10.2  From Point(s) of Delivery
      -------------------------

     Buyer shall be responsible for and make all necessary arrangements for the transportation of the quantities of natural gas specified in section 2.3 from the Point(s) of Delivery to Buyer's Facilities, except for natural gas delivered in exchange for supplies of natural gas pursuant to section 15.6.

10.3  Form and Substance of Contracts
      -------------------------------

     All transportation arrangements shall be in form and substance satisfactory to both parties acting reasonably.

10.4  Obligations
      -----------

     In arranging transportation of natural gas to the Point(s) of Delivery pursuant to section 10.1, Seller shall not be obligated to provide for a maximum daily or annual capacity or a reliability of service which exceeds such capacity or reliability as is provided for by Buyer in arranging transportation of natural gas from the Point(s) of Delivery to Buyer's Facilities pursuant to section 10.2. If Buyer determines that firm, non-interruptible transportation service of the quantities of natural gas is required, Buyer shall so inform Seller in writing, specifying the date on which such transportation service is required, the maximum annual and daily quantities of natural gas to be transported on a firm, non-interruptible basis and the term over which such transportation service is to be rendered. Buyer shall provide as much advance notice of the need for firm, non-interruptible transportation service as is feasible under the circumstances. Upon Buyer's providing Seller with such written notice, both parties shall agree on the Point(s) of Delivery, and each of the parties shall use its best efforts to ensure that the transportation service required to be arranged by it is available on the date specified in Buyer's notice and that demand charges payable to the transporting pipelines shall not become due and owing prior to such date.

10.5  Execution of Contracts
      ----------------------

     On or before the date on which the lump-sum payment is made as contemplated in section 8.1, Seller and Buyer shall have executed contracts for all necessary transportation as described in sections 10.1, 10.2 and 10.3, or shall have obtained evidence satisfactory to the other party acting reasonably that the necessary transportation can be obtained and shall provide copies of all executed contracts and such evidence to the other. The refusal of those providing financing for Buyer's Facilities to accept whatever evidence may be tendered that either Buyer or Seller can obtain the necessary transportation shall be considered reasonable grounds for Buyer not accepting such evidence.

10.6  Use of Transportation by Seller
      -------------------------------

     In delivering natural gas to other parties and thereby making use of transportation arranged for as contemplated in section 10.1, and in making use of such transportation for its own benefit, all as contemplated hereunder, Seller shall, to the extent reasonably possible, and without incurring losses, liabilities, costs or expenses not provided herein to be recoverable from

Buyer, and without being obligated to sell natural gas at a net price which is less than the net price available to Seller through other sale arrangements, enter into arrangements with such other parties which contemplate, and make use of, such transportation for its own benefit in such a manner, that use will be made by any such other party or Seller of Buyer's firm service on the facilities of Tennessee Gas Pipeline Company from Niagara Falls, New York to Buyer's Facilities pursuant to the transportation arrangements made as contemplated in section 10.2.

                                   ARTICLE 11

                                  TERMINATION
                                  -----------

11.1  Rights to Terminate
      -------------------

     In addition to the rights to terminate provided for in sections 9.4, 9.5 and 9.6 and in Article 12, this Agreement shall be terminable:

(a) at the option of Seller, effective upon written notice to Buyer, if Buyer does not make its lump-sum payment as required pursuant to section 8.1 on or before April 30, 1991, or if the Bank and Seller have not entered into a mutually satisfactory consent and agreement regarding the assignment of Buyer's interest in this Agreement to the Bank by way of security prior to the time of the said lump-sum payment; and

(b) at the option of Buyer, effective upon written notice to Seller, if Seller does not fulfill the condition precedent to the lump-sum payment, as specified in section 8.2.

                                   ARTICLE 12

                                    DEFAULT
                                    -------

12.1  Default by Seller
      -----------------

     (a) If Seller defaults for any reason, including, without limitation, if Seller fails to obtain or maintain a removal permit issued by the Province of Alberta, but excluding the occurrence of an event of force majeure, in its obligation to deliver to Buyer at the Point(s) of Delivery quantities of natural gas requested by Buyer in accordance with the terms and conditions of this Agreement, and provided that Buyer would have been able to accept the gas requested if delivered but for Seller's failure to deliver, Buyer shall have the right immediately to obtain Substitute Supplies and discontinue all payments due or chargeable pursuant to sections 3.2, 3.3, 3.4, 3.5 or 3.6 until Seller fully resumes performance hereunder.

     (b) Following its default, Seller shall promptly inform Buyer of the reasons for the default and the anticipated duration of the period of default and shall take all steps necessary to resume performance fully as soon as possible. Buyer may obtain Substitute Supplies for the period of the default as estimated by Seller, as well as for any period prior to the receipt of the said estimate if the said estimate is not promptly delivered by Seller, and Seller shall reimburse Buyer for all reasonable costs paid by Buyer in acquiring and delivering Substitute Supplies, including any demand charges or other sums due and owing to transporting pipelines during such period, over and above the incremental costs (i.e., all costs Buyer has or would have paid to Seller or third parties other than any allocable portion of the lump-sum payment made by Buyer pursuant to section 8.1) that would have been incurred by Buyer in acquiring and delivering natural gas purchased by Buyer from Seller under this Agreement but not delivered due to Seller's default, with interest from the date of payment of such costs by Buyer until the date of reimbursement calculated at the Loan Rate from time to time in effect. If the said period of default extends beyond the period initially estimated by Seller, or Seller fails properly to deliver such estimate to Buyer, Buyer may continue to obtain Substitute Supplies for the period that Buyer reasonably anticipates that Seller will remain in default and Seller shall reimburse Buyer for all reasonable costs paid by Buyer in acquiring and delivering Substitute Supplies, including any demand charges or other sums due and owing to transporting pipelines during such period, over and above the incremental costs (i.e., all costs Buyer has or would have paid to Seller or third parties other than any allocable portion of the lump-sum payment made by Buyer pursuant to section 8.1) that would have been incurred by Buyer in acquiring and delivering natural gas purchased by Buyer from Seller under this Agreement but not delivered due to Seller's default, with interest as aforesaid. Seller shall reimburse Buyer for the reasonable costs of Substitute Supplies, as defined herein, upon demand by Buyer at any time after such costs are actually incurred by Buyer and have been paid by Buyer or are due and payable to a third party.

     (c)  Buyer may elect to terminate this Agreement:

          (i) within five (5) Days after receipt of Seller's estimate of the anticipated duration of the period of default;

          (ii) at any time after expiration of the estimated period of default set forth in Seller's notice; or

         (iii) at any time more than ten (10) Days after the commencement of the default if Seller has not informed Buyer of the reasons for the default and the anticipated duration of the period of default.

Buyer shall exercise its right to terminate by notifying Seller in writing of its intention to terminate. If Buyer elects to terminate this Agreement within five (5) Days after receipt of Seller's estimate, or at any time more than ten
(10) Days after the commencement of the default if Seller has not previously informed Buyer of the reasons for the default and anticipated duration of the period of default, Seller shall have ninety (90) Days after receipt of Buyer's notice of intention to terminate in which to remove the cause of its default and indemnify Buyer, as provided below. If Buyer elects to terminate this Agreement after expiration of the estimated period of default contained in Seller's notice, Seller shall have either ninety (90) Days after the commencement of Seller's default or thirty (30) Days after receipt of Buyer's notice of intention to terminate, whichever time period is longer, in which to remove the cause of its default and indemnify Buyer, as provided below. If, within the applicable time period, Seller does so remove or remedy said cause and fully indemnify Buyer for:

          (iv) all reasonable costs paid by Buyer in acquiring and delivering Substitute Supplies, including any demand charges or other sums due and owing to transporting pipelines during the duration of Seller's default, over and above the incremental costs (i.e., all costs Buyer has or would have paid to Seller or third parties other than any allocable portion of the lump-sum payment made by Buyer pursuant to section 8.1) that would have been incurred by Buyer in acquiring and delivering natural gas purchased by Buyer from Seller under this Agreement but not delivered to Buyer due to Seller's default, with interest as calculated pursuant to subsection 12.1(b), or

          (v) if Buyer is unable to purchase and take delivery of Substitute Supplies at Buyer's Facilities, the fixed costs of Buyer's Facilities that are paid or payable by Buyer to third parties as a consequence of Seller's default (including all payments Buyer is required to make to third parties not related to the profitability of Buyer's Facility and all income taxes attributable to the amount of the indemnity payments under this provision)

then the Agreement shall remain in full force and effect. Upon reimbursement by Seller to Buyer of such costs of Substitute Supplies, as required by subsection 12.1(c)(iv), the quantities of natural gas acquired by Buyer as Substitute Supplies shall be added to and deemed to form part of the Consumed Amount.

     (d) If Seller does not remedy and remove the cause of default and does not so indemnify Buyer within the applicable time period set forth in subsection 12.1(c), then upon expiry of said period, this Agreement shall be terminated and be of no further force or effect. Upon termination, subject to adjustment by virtue of Seller entering into a Replacement Contract contemplated in this subsection 12.1(d) and subject to subsection 12.1(f), Seller shall pay to Buyer, in six (6) equal installments the first of which shall be paid on the fifteenth
(15th) Day immediately following the effective date of termination and the balance of which shall be paid on the last Day of each of the five (5) successive thirty (30) Day periods thereafter, the sum of:

          (i) the amount which is (x) the lump-sum payment made by Buyer pursuant to section 8.1 multiplied by the percentage derived by dividing (1) the Unconsumed Entitlement as at the effective date of termination by (2) the Maximum Entitlement, less (y) the Deferral Balance as at the effective date of termination;

          (ii) interest for the period from the date of payment of the lump-sum payment to Seller to the effective date of termination on the amount so determined pursuant to subsection 12.1(d)(i), calculated based on quarterly compounding, at the Loan Rate in effect from time to time for each calendar quarter-year during the periods from the date of payment of the lump-sum payment to Seller to the date of payment pursuant to this subsection 12.1(d);

         (iii) an amount equal to the costs incurred by Buyer in breaking the interest rate and interest rate hedging arrangement in force with respect to such portion of the Senior Debt as is required to be prepaid and is actually prepaid out of the proceeds of the sums paid by Seller to Buyer pursuant to this subsection 12.1(d);

          (iv) the costs reasonably incurred by Buyer in acquiring and delivering Substitute Supplies to Buyer's Facilities, determined as set forth in subsection 12.1(c)(iv), for the period from the date of Seller's default until the effective date of termination; and

          (v) a lump-sum payment equal to the present value (based on an annual discount rate equal to the Loan Rate as of the effective date of termination) of the excess, if any, of (x) the aggregate costs that would be paid by Buyer, under the conditions existing on the effective date of termination, in acquiring and delivering Substitute Supplies equal in quantity to the Unconsumed Entitlement (to the extent Buyer would have been entitled pursuant to section 2.3 to obtain delivery of such quantity over the remaining term of the Agreement but for Seller's default) over (y) the sum of (1) the costs that Buyer would have paid for obtaining and delivery of such quantity if Seller had continued performance under this Agreement (other than the lump-sum payment made by Buyer pursuant to section 8.1) plus (2) the product of $0.73333 and the Unconsumed Entitlement as at the effective date of termination plus (3) the amount of interest calculated in accordance with subsection 12.1(d)(ii).

Seller may, within ninety (90) Days following the effective date of termination, arrange for a replacement contract, from a source and on terms and conditions acceptable to Buyer acting reasonably, for the sale and delivery to Buyer at the Point(s) of Delivery of a quantity of natural gas equal to the Unconsumed Entitlement to the extent Buyer would have been entitled to obtain delivery of such quantity over the remaining term of the Agreement as of the effective date of termination (hereinafter the "Replacement Contract"). If Seller elects to arrange for such Replacement Contract, the amount payable by Buyer for Substitute Supplies in determining damages payable by Seller under subsection 12.1(d)(iv) shall be determined based on the costs established by such Replacement Contract. In determining damages payable by Seller pursuant to subsection 12.1(d)(iv), Buyer's costs of obtaining delivery of Substitute Supplies shall include the purchase price of the required quantity of natural gas plus all production, gathering, processing and transportation costs, royalties and taxes payable in acquiring and delivering such quantities to Buyer's Facilities, and the costs Buyer would have paid for obtaining delivery of such quantity under this Agreement shall include all production, gathering, processing and transportation costs, royalties and taxes that would have been payable by Buyer pursuant to this Agreement. Seller shall also remain responsible following termination of this Agreement pursuant to this section
12.1 for the payment of any demand charges or other sums payable by Buyer to transporting pipelines under agreements for the transportation of natural gas sold by Seller to Buyer under this Agreement. Upon termination of this Agreement, Buyer shall take all reasonable steps to mitigate its damages.

     (e) The costs of Substitute Supplies that are recoverable by Buyer from Seller pursuant to this section 12.1 shall not exceed the costs that were or would have been incurred in acquiring and delivering the lowest cost fuel which was at the time available from a reliable source to Buyer at Buyer's Facilities and of which Buyer could reasonably have been expected to have been aware, given the nature and immediacy of Buyer's fuel consumption needs. Disputes between the parties as to the reasonableness of the costs of acquiring and delivering Substitute Supplies shall be resolved pursuant to the arbitration provisions in
Article 16, except that costs established by Replacement Contract acceptable to Buyer acting reasonably shall be conclusive and shall be deemed irrebuttably to be the lowest costs available for all periods after deliveries of natural gas are or would be (but for Buyer's inability or refusal to accept same) available to Buyer at the delivery point pursuant to the Replacement Contract.

     (f) If Seller is required to make a payment pursuant to subsection 12.1(d), it shall have the sole and exclusive option to pay the amount calculated in accordance with the said subsection in one payment within thirty
(30) Days of the effective date of termination, instead of paying in installments as contemplated in the said subsection.

     (g) This section 12.1 shall not be construed to limit the amount recoverable by Buyer from Seller in the event of termination following Seller's default or to relieve Seller from liability for payment of any amount due to Buyer pursuant to any other provision of this Agreement at the time of such termination.

12.2  Default by Buyer
      ----------------

     (a) If Buyer fails for more than forty-five (45) Days after the same is due to make a payment due to Seller (and which Buyer is not entitled to defer pursuant to subsection 3.7(d)) pursuant to any of sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 15.6, or a deposit to the Deferral Account pursuant to section 3.7, or uses or applies an amount withdrawn from the Deferral Account otherwise than in accordance with section 3.7, as the case may be, then (unless Seller, pursuant to subsection 3.7(1) reduces the Unconsumed Entitlement in respect of the particular amount of the payment, deposit or withdrawal, and thereby reduces the Deferral Balance to $11,280,000 or less) Seller may, on ten (10) Days prior written notice to Buyer, reduce the Unconsumed Entitlement by an amount equal to the quotient derived by dividing

          (x) an amount equal to 110 per cent of the amount of the payment or deposit Buyer has failed to make or the withdrawal wrongfully held or applied, by

          (y)  $0.73333.

Any such reduction in the Unconsumed Entitlement will take effect immediately upon the expiry of the said ten (10) Day period commencing with the giving of the said notice, unless prior thereto Buyer has paid, deposited or replaced the deposit of the particular amount, as the case may be, and paid to Seller all other amounts of money then due to Seller under this Agreement. Upon any such reduction taking effect, Buyer shall be released from any obligation to make the particular payment or to make or replace the particular deposit, as the case may be, in respect of which the particular reduction was made, or to pay interest or other charges with respect to the amount of the payment or deposit. Seller shall not suspend or interrupt deliveries of natural gas to Buyer pursuant to this subsection 12.2(a) during the period of Buyer's particular failure to make a payment or deposit or to replace a particular amount withdrawn from the Deferral Account otherwise than in accordance with Section 3.7, as the case may be, unless and until the Unconsumed Entitlement is reduced to zero, but nothing contained in this subsection 12.2(a) shall in any way affect or restrict Seller's right to suspend or interrupt deliveries pursuant to subsection 3.7(m). If the Unconsumed Entitlement is reduced to zero by virtue of reductions pursuant to subsections 3.7(1) and 3.8(d) and this subsection 12.2(a), or any of them, Seller may immediately suspend deliveries to Buyer and elect to terminate this Agreement by notifying Buyer of its intention to terminate. This Agreement will terminate on the expiry of ninety (90) Days following Buyer's receipt of such notice unless Buyer shall have remedied its particular failure to make a payment or deposit or to replace a particular amount withdrawn from the Deferral Account otherwise than in accordance with Section 3.7, as the case may be, within such ninety (90) Day period and reimbursed Seller for all other monies due under this Agreement, in which case the reduction in the Unconsumed Entitlement in respect of the particular failure shall be reversed and deemed not to have been made, the Unconsumed Entitlement shall be reinstated to that extent and the Agreement shall remain in full force and effect. An election to suspend or not to suspend deliveries of natural gas and to terminate this Agreement pursuant to this subsection at any time shall not in any way fetter or prejudice the right of Seller to make a different election at any other time.

     (b) Upon termination of this Agreement pursuant to subsection 12.2(a), Seller shall take all reasonable steps to mitigate its damages.

     (c) Any termination of this Agreement by Seller under this section shall be without prejudice to the right of Seller to collect any amounts then due it and without waiver of any other remedy to which Seller may be entitled for breach of this Agreement. Buyer shall remain responsible following termination of this Agreement pursuant to this section 12.2 for the payment of any fixed costs or other sums payable by Seller to TCPL under agreements for the transportation of natural gas sold by Seller to Buyer under this Agreement and not recovered by Seller under another provision of this Agreement or otherwise.

                                   ARTICLE 13

                                INDEMNIFICATION
                                ---------------

13.1  By Seller
      ---------

     Seller shall defend, indemnify and save Buyer harmless from all suits, actions, debts, accounts, damages, costs, losses, liabilities and expenses arising from or out of claims of any or all persons to natural gas sold hereunder or other charges thereon which attach before title passes to Buyer.

13.2  By Buyer
      --------

     Buyer shall defend, indemnify and save Seller harmless from all suits, actions, debts, accounts, damages, costs, losses, liabilities and expenses arising from or out of claims of any or all persons to natural gas sold hereunder or other charges thereon which attach after title passes to Buyer.

                                   ARTICLE 14

       MISCELLANEOUS COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLER
       -----------------------------------------------------------------

14.1  Mortgages, etc.
      ---------------

     Seller covenants and agrees with Buyer that it will not mortgage, charge, hypothecate, pledge or otherwise encumber any of its property or assets to secure any indebtedness for borrowed money without also at the same time or prior thereto securing its obligation to make payments of amounts due under this Agreement so that, in the opinion of counsel to Seller, such obligation hereunder shall be secured equally and ratably with such indebtedness, provided that this covenant shall not apply to nor operate to prevent:

(a) any security given in the ordinary course of business to any bank or banks, or others, to secure any indebtedness payable on demand or maturing within twelve (12) Months of the date that such indebtedness is originally incurred;

(b)  any Purchase Money Mortgage;

(c) any security to secure indebtedness incurred for the construction of townsites, warehouses, employees' housing or office premises;

(d) any security on any resource property of Seller that has not been in commercial production during the twelve (12) Month period ending on the date hereof, or has not been in commercial production during the twelve
     (12) Month period ending at the time of the imposition of such security, to secure any indebtedness incurred for the development or improvement thereof or the development or improvement of any other resource property of Seller that has not been in commercial production during the twelve (12) Month period ending on the date hereof or has not been in commercial production during the twelve (12) Month period ending at the time of the imposition of such security;

(e) any security with respect to any property in favour of the Government of Canada or of the United States of America or the government of any province of Canada or state of the United States of America or any municipality in Canada or the United States of America or any political subdivision, department or agency of any of them;

(f) any renewal, refunding or extension of any security or encumbrance referred to in the foregoing subsections 14.1(a) to (e) or of any security or encumbrance on any property in existence at the time of acquisition thereof, in which the principal outstanding after such renewal, refunding or extension is not increased and the security or encumbrance is limited to the property originally subject thereto and any improvements thereon; or

(g) any security or encumbrance, other than of the nature referred to in the foregoing subsections (a) to (f), created by Seller if, after giving effect to the creation of such security or encumbrance, the aggregate principal amount of the indebtedness secured by such securities or encumbrances would not be greater than 5 per cent of Seller's Shareholders' Equity.

14.2  Title
      -----

     Seller covenants and agrees with Buyer that all natural gas sold by Seller pursuant to this Agreement will be delivered by Seller free from all liens and adverse claims.

14.3  Financial Statements
      --------------------

     Seller represents and warrants to Buyer that it has delivered to Buyer copies of the audited consolidated balance sheets, consolidated statements of earnings and retained earnings and consolidated statements of changes in financial position of Seller as of and for the fiscal years ended December 31, 1990, December 31, 1989, December 31, 1988 and December 31, 1987, together with such unaudited consolidated financial statements as of and for the periods ending March 31, June 30 and September 30 as were mailed to Seller's shareholders, that all such consolidated financial statements are in accordance with the books and records regularly maintained by Seller and prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as disclosed in such consolidated financial statements, that all such consolidated financial statements fairly present:

          (i) the assets and liabilities of Seller on a consolidated basis as at the respective dates of the balance sheets; and

          (ii) the revenues and expenses of Seller on a consolidated basis for the fiscal periods ended on such dates;

and that there is no mortgage, charge, hypothecation, pledge or other encumbrance on any of Seller's property or assets as of the date of this Agreement, other than as disclosed herein, which if made subsequent to the date hereof would constitute a breach of the covenant set forth in section 14.1.

14.4  Adverse Change
      --------------

     Seller represents and warrants to Buyer that since December 31, 1990, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations of Seller (and all other entities whose financial affairs are presented on a consolidated basis in the financial statements referred to in section 14.3), from that disclosed in the consolidated financial statements for the fiscal year ended December 31, 1990.

14.5  Execution and Delivery
      ----------------------

     Subject to the satisfaction of the condition precedent set forth in subsection 7.1(c), Seller represents and warrants to Buyer that neither the execution and delivery by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby is an event which, of itself or with the giving of notice or the passage of time or both, constitutes a violation of or will conflict with or result in any material breach of or any default under, the terms, conditions or provisions of, any judgment, law, rule or regulation to which Seller is subject, or of Seller's constating documents, or of any agreement or instrument to which Seller is a party or by which it is bound, and that to the best of Seller's knowledge, there has been no event which would hinder its performance under this Agreement or affect the business, condition (financial or otherwise) or result of operations of Seller, including without limitation, as a result of any pending or proposed laws, rules, regulations, orders, injunctions or litigation.

14.6  Right and Authority
      -------------------

     Seller represents and warrants to Buyer that it has full right and authority to enter into this Agreement and that CHEL is and shall be its duly authorized agent for all purposes relating to this Agreement unless and until Seller shall otherwise notify Buyer. All agreements and arrangements for the transportation of natural gas and other purposes as contemplated in this Agreement made by or in the name of CHEL shall be treated as if made by and for the benefit of Seller.

                                   ARTICLE 15

                                   MARKETING
                                   ---------

15.1  Sales to Third Parties by Seller
      --------------------------------

     From time to time as provided for in section 15.2, Buyer may request and, upon receipt of such request, Seller shall use all reasonable efforts to sell to third parties quantities of natural gas purchased by Buyer under this Agreement. Seller shall not be obligated to sell to third parties over a twelve (12) Month period more than the lesser of

          (x) the excess of nine million (9,000,000) MMBtu's over the aggregate of the quantities of natural gas actually delivered by Seller to Buyer at the Point of Delivery, resold by Buyer on the open market pursuant to subsection 9.3(b) and sold by Seller pursuant to subsection 9.3(c) during such twelve (12) Month period or

          (y) four million, five hundred thousand (4,500,000) MMBtu's.

15.2  Commencement of Contract Year
      -----------------------------

     For purposes of this Article 15, each twelve (12) Month period shall commence on the First (1st) Day of November that occurs within a Contract Year. Within ninety (90) Days prior to the start of each such twelve (12) Month period, Buyer shall inform Seller in writing of the quantity of natural gas to be sold by Seller during such twelve (12) Month period. Within forty-five (45) Days prior to the start of such twelve (12) Month period, Seller shall provide to Buyer in writing a description of the options available for selling the quantity of natural gas designated by Buyer. Such description shall specify the purchase price of the natural gas under each option and the term over which the sale of the natural gas will take place. Within thirty (30) Days prior to the start of such twelve (12) Month period, Buyer shall notify Seller in writing of which option, if any, Buyer selects for the sale of natural gas to third parties.

15.3  Proceeds of Sales to Third Parties
      ----------------------------------

     Following the sale of natural gas pursuant to section 15.1, Seller shall remit to Buyer the proceeds of such sale net of the sum of (x) three percent (3%) of the gross price obtained from the sale of the natural gas to such third party at the delivery point plus (y) the amount of all taxes (other than income taxes payable by Seller) and transportation costs actually paid by Seller in connection with such sale, except to the extent (i) such costs are otherwise paid or reimbursed by Buyer under this Agreement, (ii) a payment in respect of such costs is made pursuant to section 3.5 or (iii) such costs are attributable to the initial delivery and measurement of the gas at a location other than as contemplated by second sentence of subsection 3.5(a). Seller shall remit the net proceeds of each sale of natural gas to a third party within seven (7) Days of the receipt of the purchase price by Seller from the third party. Seller shall use its normal collection procedures in the event of nonpayment by the third party purchaser.

15.4  Statements re Seller's Sales
      ----------------------------

     Each payment to Buyer of the net proceeds of any sale shall be accompanied by a statement prepared by Seller specifying for each sale the name and business address of the purchaser of the natural gas, the quantity of gas sold, the date of initial deliveries, the purchase price, the term over which the sale is to occur and an itemization of the transportation costs and taxes paid by Seller. Seller shall also provide Buyer with copies of all agreements for the sale of natural gas to third parties.

15.5  Adjustments
      -----------

     Seller's payment of the net proceeds from such sales to Buyer and the right of either party to seek an adjustment to such payment shall be governed by the provisions of sections 8.7, 8.8, 8.9 and 8.10.

15.6  Sales to Third Parties by Buyer
      -------------------------------

     (a) Subject to the limitations set forth in subsection (b), Buyer may arrange for the delivery of natural gas purchased by Buyer from Seller under this Agreement to one or more third parties which are regularly and substantially engaged in the development, production and/or transportation or distribution of oil and/or natural gas in exchange, directly or indirectly, for quantities of natural gas to be delivered to Buyer's Facilities. If such an arrangement is made, Buyer may send to Seller a transportation request, which shall be in writing, shall be provided to Seller with as much advance notice as is feasible under the circumstances but in no event less than thirty (30) Days advance notice prior to the scheduled start of deliveries to each third party, and shall specify:

          (i)  the date on which such deliveries are to commence and end;

          (ii) the daily quantity to be delivered to each third party;

         (iii) the name and business address of each third party; and

          (iv) the Point(s) of Delivery of such quantities to each third party.

Upon receipt of Buyer's written request, Seller shall use reasonable efforts to arrange transportation in Canada of the appropriate daily quantities of natural gas to each third party at the Point(s) of Delivery in Canada specified in Buyer's written notice. Buyer shall reimburse Seller for the actual transportation costs incurred by Seller in delivering such quantities to such Point(s) of Delivery and for any related payments to third parties made by Seller with Buyer's prior written consent or authorization, to the extent that such costs and payments are not paid or reimbursed by Buyer pursuant to any other provision of this Agreement, including without limitation costs in respect of which a payment is made pursuant to section 3.5.

     (b) Seller shall be required to deliver to one or more third parties, pursuant to this section 15.6, on any Day specified in Buyer's written notice, an aggregate quantity of natural gas not to exceed the excess of thirty thousand (30,000) MMBtu's of natural gas over the aggregate of the quantities actually delivered by Seller to Buyer, resold by Buyer pursuant to sections 2.4(c) and 9.3(b) and sold by Seller pursuant to sections 9.3(c) and 15.1 on such Day. In no event shall Seller be required to deliver to one or more third parties, pursuant to this section 15.6, during any twelve (12) Month period, as defined in section 15.2, an aggregate quantity of natural gas which is greater than the lesser of

          (x) the excess of nine million (9,000,000) MMBtu's of natural gas over the aggregate quantities actually delivered by Seller to Buyer, resold by Buyer pursuant to sections 2.4(c) and 9.3(b) and sold by Seller pursuant to sections 9.3(c) and 15.1 during such twelve (12) Month period and

          (y) four million, five hundred thousand (4,500,000) MMBtu's.

15.7  Statements re Buyer's Sales
      ---------------------------

     On or before the twentieth (20th) Day of each month following a Month in which Seller has made deliveries of natural gas pursuant to section 15.6, Seller shall render a statement to Buyer specifying the quantities of natural gas delivered by Seller to third parties at Buyer's request, the actual transportation costs incurred by Seller in delivering such quantities to the designated Point(s) of Delivery and all other amounts payable by Buyer in accordance with sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 15.6. A duplicate copy of such statement shall also be provided to each third party pursuant to section 8.4. Payment of the amounts specified on

Seller's statement and the right of either party to seek an adjustment to such amounts shall be governed by the provisions of sections 8.7, 8.8, 8.9 and 8.10.

                                   ARTICLE 16

                                  ARBITRATION
                                  -----------


16.1  Arbitration
      -----------

     In the event of a dispute as to the reasonableness of the costs of acquiring and delivering Substitute Supplies acquired by Buyer pursuant to section 12.1, the provisions of this Article 16 shall apply. Buyer or Seller, as the case may be, may give written notice of such dispute to the other party, and if the parties are unable to settle the dispute within ten (10) Days of the delivery of such notice, either party desiring a settlement shall refer the matter to arbitration by giving prompt written notice to the other party of its desire to submit the matter to arbitration. Arbitration shall be conducted in accordance with the following principles and procedures:

(a) Each party shall appoint an arbitrator and the two arbitrators so appointed shall promptly thereafter appoint a third. If either party shall fail to appoint an arbitrator within ten (10) Days from the date of such demand, then the arbitrator shall be appointed by a judge of the Supreme Court of Ontario. If the two (2) arbitrators shall fail within ten (10) Days of their appointment to agree upon and appoint the third arbitrator, then upon the application of either party, such third arbitrator shall be appointed by a judge of the Supreme Court of Ontario. The arbitration shall take place within the City of Toronto in the Province of Ontario, Canada.

(b) The arbitrators shall proceed immediately to hear and determine the matter in dispute. The arbitrators shall be instructed that their award must be made within forty-five (45) Days of the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances.

(c) The award of the arbitrators shall be drawn up in writing and signed by the arbitrators, or a majority of them, and shall be final and binding on the parties, and the parties shall abide by the award and perform the terms and conditions thereof. Unless otherwise determined by the arbitrators, the fees and expenses of the arbitrator named by Seller shall be paid by Seller, the fees and expenses of the arbitrator named by Buyer shall be paid by Buyer and the fees and expenses of the third arbitrator shall be paid in equal proportions by Buyer and Seller.

(d) If the arbitrators resolve a dispute in favor of Buyer and grant Buyer an award, Buyer may offset such award against the amounts otherwise payable by Buyer to Seller under the several provisions of this Agreement, in such order of priority as Buyer in its sole discretion may elect.

                                   ARTICLE 17

                                 MISCELLANEOUS
                                 -------------

17.1  Entire Agreement; Amendments
      ----------------------------

     This Agreement represents the entire agreement between the parties relative to the matters contained herein. This Agreement may not be amended without the execution of a written document by both parties. This Agreement is governed by and is to be construed under the laws in force in the Province of Ontario, Canada. This Agreement amends, restates, supersedes and replaces the said Gas Sales and Purchase Agreement made and entered into as of the 8th day of December, 1987, as amended as aforesaid.

17.2  Enurement
      ---------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Seller except with the prior written consent of Buyer. This Agreement may be freely assigned by Buyer during the first ten (10) Contract Years. Following the first ten (10) Contract Years, this Agreement may be assigned by Buyer only with the prior written consent of Seller except that written consent shall not be required to authorize an assignment by Buyer for purposes of financing or security. No such assignment shall be effective unless and until the assignee shall have executed and delivered to the other party an agreement in writing whereby the assignee agrees to be bound by the assignor's obligations under this Agreement and no such assignment shall release such assignor from its duties and obligations under this Agreement, unless expressly consented to by the other party. Notwithstanding the foregoing:

(a) subject to section 14.1, either party may pledge or mortgage its interests hereunder for financing purposes; and

(b) Buyer may assign its right to receive deliveries of natural gas from Seller under this Agreement to one or more third parties which are regularly and substantially engaged in the development, production and/or transportation or distribution of oil and/or natural gas as part of an exchange of Seller's natural gas for quantities of natural gas pursuant to section 15.6, provided that no such assignment pursuant to this subsection (b) shall be binding on Seller without its written consent, and Seller will not unreasonably withhold or delay such consent following written request therefor.

17.3  Rights and Remedies
      -------------------

     The rights and remedies of each party enumerated in this Agreement are not exclusive but shall be in addition to all of the rights and remedies at law and in equity to which that party is or may be entitled against the other party.

17.4  Waiver
      ------

     The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

17.5  Captions
      --------

     The captions and headings of the various articles and sections of this Agreement are inserted for convenience of reference only and are not to be construed so as to define or limit the scope, extent or intent of this Agreement or any of its provisions.

17.6  Notices
      -------

     Any notice, request, demand or statement provided in this Agreement shall be in writing and will be deemed properly given if hand delivered, telecopied or mailed, registered or certified mail, return receipt requested, prepaid, to the other at the following address:

Buyer:                                          Seller:
------                                          -------
Project Orange Associates, L.P.                 Canadian Hunter Exploration Ltd.
630 First Avenue, Suite 30C                     700, 435 - 4th Avenue S.W.
New York, New York 10016                        Calgary, Alberta T2P 3A8

Attn:  Adam H. Victor                           Attn: Vice-President, Marketing

Telecopier: (212) 725-0427                      Telecopier: (403) 260-1146

with a copy to:                                 with a copy to:
--------------                                  --------------
Russell S. Berman, Esq.                         Noranda Inc.
Kronish, Lieb, Weiner & Hellman                 Suite 4500
1345 Avenue of the Americas                     Commerce Court West
New York, New York 10105                        Toronto, Ontario M5L 1B6

                                                Attn: Vice President, Treasurer

Telecopier: (212) 765-8943                      Telecopier (416) 982-7416

17.7  Change of Address
      -----------------

     Either Seller or Buyer may change addresses by giving the other party notice of such. Scheduling and dispatching by telephone may be accomplished, provided written confirmation of the same is given to the other party within five (5) Days.

17.8  Severability
      ------------

     If any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

17.9  Currency
      --------

     All amounts of money referred to herein and payments contemplated hereunder shall be in lawful currency of the United States of America. Any costs and other amounts which are incurred, received or calculated hereunder in lawful currency of Canada shall be converted to lawful currency of the United States of America by applying the simple average, for the Month in or in respect of which the cost or amount was incurred, received or calculated, as the case may be, of the New York Canadian dollar selling rates, expressed in United States dollars, applying to trading among banks in amounts of $1,000,000 and more, as quoted at 3:00 p.m. Eastern time on each Day in the Month and published in The Wall Street Journal.

17.10  Time
       ----

     All times referred to herein are Eastern Standard Time unless otherwise stated.

17.11  Exhibits
       --------

     Exhibits A and B are attached hereto and incorporated herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                              PROJECT ORANGE ASSOCIATES, L.P.

                              By its general partner
                              G.A.S. ORANGE PARTNERS, L.P.
                              By its general partner

                                G.A.S. ORANGE DEVELOPMENT, INC.

                                By: /s/ Adam H. Victor
                                   --------------------------------
                                   President

                              NORANDA INC.

                              By: /s/
                                 --------------------------------
                                (Title:  Sr. Vice-President, Finance)

                              By: /s/
                                 --------------------------------
                                (Title:  Vice-President and Associate Treasurer)

                              CANADIAN HUNTER EXPLORATION LTD.

                              By: /s/
                                 --------------------------------
                                (Title:  Vice-President)

                              By: /s/
                                 --------------------------------
                                (Title:  Senior Vice-President)

                                EXHIBIT A to the
                    RESTATED GAS SALE AND PURCHASE AGREEMENT
                          dated March 18, 1991 between
                    PROJECT ORANGE ASSOCIATES, L.P. (Buyer)
                           and NORANDA INC. (Seller)

--------------------------------------------------------------------------------

                    PRODUCING, GATHERING AND PROCESSING COSTS
                    -----------------------------------------

Producing Costs
---------------

     All costs relating to producing each well including without limitation overhead allowance and the costs described in Appendix 1 attached hereto.

Gathering Costs
---------------

1.  Operating cost component

     --  includes all direct and indirect costs described in Appendix 1

     -- also includes an overhead allowance which is a percentage of direct costs

     -- includes environmental costs of site reclamation when the facility is abandoned

2.  Capital cost component (Rate Base)

     --  includes capital balance plus working capital allowance

     --  return on rate base

     --  depreciation

3.  Lost gas cost allowance ("GCA")

     -- loss occurs because total facility GCA is allocated between facility owners and custom users on the basis of throughput. Some GCA for unused capacity will be allocated to custom users, and this GCA plus the GCA associated with the capacity used by the custom user is lost to the facility owners, and will result in a higher Crown royalty for the owners.

Processing Costs
----------------

1.  Operating cost component

     --  includes all direct and indirect costs described in Appendix 1

     -- also includes an overhead allowance which is a percentage of direct costs

     -- includes environmental costs of site reclamation when the facility is abandoned

2.   Capital cost component (Rate Base)

     --  includes capital balance plus working capital allowance

     --  return on rate base

     --  depreciation

3.   Lost gas cost allowance

     -- loss occurs because total facility GCA is allocated between facility owners and custom users on the basis of throughput. Some GCA for unused capacity will be allocated to custom users, and the GCA plus the GCA associated with the capacity used by the custom user is lost to the facility owners, and will result in a higher Crown royalty for the owners.

                                   APPENDIX 1
                                   ----------

602  Company labour and expenses

603  Contract field supervision and consulting services

606  Facility and equipment maintenance labour

607  Contract operating expenses

608  Contract helicopter rentals

610  Crude oil hauling

611  Freight and hauling

612  Salt water hauling

620  Well servicing and minor workovers

621  Well testing and pressure surveys

622  Lab analysis

623  Gas plant and gathering turnarounds

624  Oil battery turnarounds

630  Utilities

631  Telecontrol

641  Treating and dehydrating chemicals and lube oils

642  Road and lease maintenance

643  Equipment rentals

645  Repair parts and supplies

648  Miscellaneous

X  Overhead allowance

X  Materials

X  Automotive

X  Purchased fuel gas